Exhibit 10.1
EXECUTION COPY

ASSET PURCHASE AGREEMENT
by and among
AMERICAN GENERAL FINANCE, INC.
as Purchaser, and
EQUITY ONE, INC. (DE)
EQUITY ONE, INC. (MN)
EQUITY ONE, INCORPORATED
EQUITY ONE CONSUMER LOAN COMPANY, INC.
POPULAR FINANCIAL SERVICES, LLC
EQUITY ONE CONSUMER FUNDING, LLC
as Sellers, and
POPULAR, INC.
(for purposes of Section 12.14 only)
dated as of January 17, 2008

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS
Section 1.1. Definitions	1
Section 1.2. Rules of Construction	7

ARTICLE II
PURCHASE AND SALE OF LOANS

Section 2.1. Purchase and Sale	7
Section 2.2. Excluded Assets	8
Section 2.3. Assignment and Assumption of Leases	9
Section 2.4. Excluded Liabilities	9
Section 2.5. Purchase Price	9
Section 2.6. Payment of Purchase Price	9
Section 2.7. Closing	9
Section 2.8. Closing Obligations	10

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 3.1. Seller Representations and Warranties	11

ARTICLE IV
REPRESENTATIONS AS TO INDIVIDUAL LOANS

Section 4.1. Individual Loans Representations and Warranties	15
Section 4.2. Remedy for Early Payment Default	21
Section 4.3. Purchase Price Protection	22

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.1. Purchaser representations and warranties	22

ARTICLE VI
ADDITIONAL COVENANTS

Section 6.1. Conduct of Business	24
Section 6.2. Consents, Filings and Authorizations; Efforts to Consummate	25
Section 6.3. Notices of Certain Events	25
Section 6.4. Public Announcements	26
Section 6.5. Access to Information; Confidentiality	26

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-ii-

SCHEDULES AND EXHIBITS

Schedule 3.1(a)	Sellers’ States of Organization
Schedule 3.1(c)	No Conflict of Sellers
Schedule 3.1(d)	Sellers’ Consents
Schedule 3.1(j)	Litigation
Schedule 3.1(n)	Assumed Leases
Schedule 3.1(p)	Employees
Schedule 3.1(q)	Taxes
Schedule 5.1(d)	Purchaser’s Consents
Schedule 11.5	Employee Retention Measures

Exhibit 1.1A	Closing Statement
Exhibit 2.8(a)(i)	Bill of Sale
Exhibit 2.8(a)(iv)	Specific Power of Attorney
Exhibit 6.10	Data Tape
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ASSET PURCHASE AGREEMENT
     THIS ASSET PURCHASE AGREEMENT is made as of January 17, 2008, by and among AMERICAN GENERAL FINANCE, INC., an Indiana corporation (“Purchaser”), EQUITY ONE, INC., a Delaware corporation (“EQ1-DE”), EQUITY ONE, INC., a Minnesota corporation (“EQ1-MN”), EQUITY ONE, INCORPORATED, a Pennsylvania corporation (“EQ1-PA”), EQUITY ONE CONSUMER LOAN COMPANY, INC., a New Hampshire corporation (“EQ1-NH”), POPULAR FINANCIAL SERVICES, LLC, a Delaware limited liability company (“PFS”), and EQUITY ONE CONSUMER FUNDING, LLC, a Delaware limited liability company (“EQ1-SPE”) (each of EQ1-DE, EQ1-MN, EQ1-PA, EQ1-NH, PFS and EQ1-SPE shall be referred to herein as a “Seller” and collectively, as “Sellers”), and, for purposes of Section 12.14 only, POPULAR, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Guarantor”).
Recitals
     A. Sellers, with the exception of EQ1-SPE and PFS, collectively operate one hundred thirty (130) network branch offices (each, a “Branch Office” and, collectively, the “Branch Offices”) in fourteen (14) states which are engaged in the diversified consumer lending business and which offer and service a complete line of real estate secured, home improvement and secured and unsecured retail and personal loan products (the “Business”).
     B. Subject to the terms and conditions hereof, Sellers desire to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all of Sellers’ right, title and interest in and to certain specified assets of Sellers (the “Acquisition”).
     Accordingly, in order to consummate the Acquisition and in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as such term is hereinafter defined), intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Definitions.
     As used herein, the following terms shall have the following meanings:
     “Acquisition” has the meaning given to such term in the Recitals.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     “Agreement” means this Asset Purchase Agreement.
     “Appraisal” means a written real estate appraisal of a Mortgaged Property made by an appraiser and performed in accordance with industry standards in the area where the Mortgaged Property, which is the subject of such Appraisal, is located.
     “Appraised Value” means the market value of a Mortgaged Property as set forth in the Appraisal made for a Seller at the time of and in conjunction with the origination of the Mortgage Loan.
     “Asserted Liability” has the meaning given to such term in Section 10.4.
     “Assignment and Assumption Agreements” has the meaning given to such term in Section 2.8(a)(iii).
     “Assumed Leases” has the meaning given to such term in Section 2.1(a)(ii).
      “Bills of Sale” has the meaning given to such term in Section 2.8(a)(i).
      “Branch Offices” has the meaning given to such term in the Recitals.
     “Business” has the meaning given to such term in the Recitals.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York or New Jersey are authorized or obligated by applicable law to close.
     “Closing” has the meaning given to such term in Section 2.7.
     “Closing Date” has the meaning given to such term in Section 2.7.
     “Closing Statement” means an accounting summary of the transaction which shows the aggregate Unpaid Balance(s) of the Loan(s) as of the Cut-off Date, the Purchase Price percentage, unpaid accrued interest, and all other components that make up the Bill of Sale Purchase Price. The Closing Statement shall also show the Closing Date, Cut-off Date, Servicing Transfer Date and any additional items as agreed between Purchaser and Seller. The form of Closing Statement is attached hereto as Exhibit 1.1A.
     “Collateral” means any real or personal property listed in, and for which a security interest is granted by any Security Agreement or Mortgage.
     “Confidentiality Agreement” has the meaning given to such term in Section 6.5(c).
     “Consumer Information” means, for purposes of Section 6.5(b), any personally identifiable information in any form (written electronic or otherwise) relating to an Obligor, including, but not limited to: an Obligor’s name, address, telephone number, Loan number, Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Obligor has a relationship with a Seller or the originator of the related Loan; and any other non-public personally identifiable information.

     “Cut-off Date” means the date as of which the Unpaid Balance of the Loans to be purchased hereunder is determined and which shall be indicated in the Closing Statement.
     “Data Tape” has the meaning given to such term in Section 6.10.
     “Employment Claims” has the meaning given to such term in Section 11.4.
     “Environmental Law” means any applicable federal, state or local law relating to pollution, hazardous substances, hazardous wastes or petroleum or otherwise relating to protection of the environment or natural resources, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and Superfund Amendment Reauthorization Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Hazardous Substances Transportation Act, the Safe Drinking Water Act and the Solid Waste Disposal Act and comparable state laws.
     “Excluded Liabilities” has the meaning given to such term in Section 2.4.
     “Excluded Loan” means any loan originated or, at any time, serviced at or by the operations of one or more Sellers located in Canonsburg, Pennsylvania or Voorhees, New Jersey.
     “Executive Order” has the meaning given to such term in Section 4.1(e).
     “File” means, as to each Loan, the documents and materials described in Section 6.14 of this Agreement.
     “Financial Information” has the meaning given to such term in Section 3.1(e).
     “Fixed Rate Loan” means a Loan with respect to which the Note is a Fixed Rate Note.
     “Fixed Rate Note” means a Note which provides that the annual rate at which interest on the principal balance is calculated is fixed at a set percentage and does not vary based on movements of an index or which provides for precomputed interest.
     “GAAP” means generally-accepted United States accounting principles, consistently applied.
     “Governmental Authority” means any federal, state or local court, administrative agency, commission or governmental or regulatory authority.
     “Guarantor” has the meaning given to such term in the preamble.
     “Guarantor MAE” means any change or effect that, individually or in the aggregate, is materially adverse to the Guarantor or the Guarantor’s business as a whole; provided, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Guarantor MAE: (a) changes in general economic conditions; (b) changes that are generally applicable to the industry in which the Guarantor operates (which changes do not affect the

Guarantor in a materially disproportionate manner), including any regulatory changes; or (c) changes in GAAP or any law or regulation, or any interpretation thereof.
     “Hazardous Materials” means any substance, pollutant or contaminant subject to regulation under any Environmental Law.
     “Hire Date” has the meaning given to such term in Section 11.1.
     “Indemnified Party” has the meaning given to such term in Section 10.4.
     “Indemnifying Party” has the meaning given to such term in Section 10.4.
     “Indemnity Cap” has the meaning given to such term in Section 10.6.
     “Lease Assignments” has the meaning given to such term in Section 2.8(a)(ii).
     “Lien” means any mortgage, lien, pledge, security interest, charge, equitable interest, right-of-way, easement, encroachment, preemptive right, option, right of first refusal or similar restriction or right, title defect or encumbrance.
     “Loan” means a mortgage loan or other loan, extension of credit, installment contract or other indebtedness listed on the Loan Purchase Schedule, including without limitation consumer loans, retail installment sales contracts, and revolving charge accounts and such loan includes without limitation the related File, monthly payments, principal prepayments, liquidation proceeds, condemnation proceeds, insurance proceeds, servicing rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Loan.
     “Loan Purchase Schedule” means a schedule of Loan(s) sold by Sellers to Purchaser on a Closing Date which schedule shall be furnished by Sellers to Purchaser and annexed as Schedule A to the Bill of Sale by Sellers with respect to the Loans purchased, which Schedule A shall contain the following required fields for each Loan: Account Number; Obligor(s) Name(s); Unpaid Balance as of Cut-off Date; Dollar Amount of Accrued Interest; Number of Days of Accrued Interest; Current Note Rate; Per Diem Interest Amount; Interest Paid Through Date; Next Due Date; Last Paid Date; Lien Position; State of origination (and, if different, the state of the Obligors’ current residence); the existence of any mortgage insurance (PMI); the name of the warehouse lender for each Loan; a code for open-ended credit Loans; Advance Balance; Amount of Required Periodic Installment Payment; the existence of any subordinate lien Mortgage Loan originated by a Seller on the Mortgaged Property. Sellers shall furnish Purchaser with a copy of the Loan Purchase Schedule no later than two (2) Business Days prior to the Closing Date.
     “Losses” means any and all claims, debts, obligations and other liabilities, monetary damages, fines, fees, penalties and reasonable expenses (including amounts paid in settlement, court costs, fees and expenses of attorneys, accountants and other experts), but excluding any consequential, special, indirect, incidental and punitive damages.
     “Material Adverse Effect” means any change or effect that, individually or in the aggregate, is materially adverse to the Loans, Assumed Leases and the operation of the Business taken as a whole; provided, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Material Adverse Effect: (a) changes in general economic conditions; (b) changes that are generally applicable to the industry in which the Business operates (which changes do not affect the Loans, Assumed Leases and the operation of the Business in a materially disproportionate manner), including any regulatory changes; or (c) changes in GAAP or any law or regulation, or any interpretation thereof.
     “Mortgage” means the mortgage, deed of trust, security deed, deed to secure debt, or other instrument(s) creating a first or second lien on, or first or second priority security title ownership interest in, real property securing a Mortgage Note, including any riders or addendums.
     “Mortgage Loan” means a Loan evidenced by a Mortgage Note and secured by a Mortgage.
     “Mortgage Note” means the original note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.
     “Mortgaged Property” means the real property, including improvements and related interests, securing repayment of a Mortgage Loan.
     “Mortgagee” means the mortgagee, grantee or other person or entity in whose favor or for whose benefit the Mortgage runs and/or, to the extent applicable, any subsequent assignee of the Mortgagee.
     “Mortgagor” means the obligor(s) on a Mortgage Loan and any other person who signs a Mortgage.
     “New Employees” has the meaning given to such term in Section 11.1.
     “Note” means a Mortgage Note, or other evidence of indebtedness related to a Loan in whatever form or nature including without limitation, promissory note, loan contract, credit agreement, installment loan contract, or retail installment sales contract.
     “Note Rate” means for interest bearing loans, the annual rate at which interest accrues on the principal balance of the Note at the time of origination, in accordance with the terms of the Note.
     “Obligor” means the Mortgagor or for Loans other than Mortgage Loans, the person or persons who are obligated to pay a Seller in accordance with the Loans.
     “OFAC Regulations” has the meaning given to such term in Section 4.1(e).
     “Parties” means each Seller and Purchaser, collectively.
     “Party” means any Seller, on the one hand, or Purchaser, on the other hand, as the context requires.

     “Person” means an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, person (including a “person” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), trust, association, entity or government or a political subdivision, agency or instrumentality of a government.
     “Purchase Price” has the meaning given to such term in Section 2.5.
     “Purchaser” has the meaning given to such term in the preamble.
     “Purchaser Indemnitee” has the meaning given to such term in Section 10.2.
     “Release” means any release, spill, leaking or discharge into any property.
     “Representative” means, with respect to any Party, any of such Party’s directors, officers, managers, employees, attorneys, accountants, brokers, finders, investment bankers or other agents.
     “Repurchase Price” means an amount equal to the sum of (i) the then Unpaid Balance, plus (ii) in the case of interest bearing Loans, any accrued and unpaid interest at the Note Rate through the date of repurchase, plus (iii) any other charges accrued thereon, plus (iv) any premium or dealer participation originally paid to the applicable Seller, as set forth in the Closing Statement, plus (v) all reasonable costs and expenses incurred by Purchaser in connection with enforcement of Sellers’ repurchase obligation under Section 4.2 of this Agreement.
     “RESPA” means the Real Estate Settlement Procedures Act and HUD Regulation X thereto.
     “Security Agreement” means for Loans other than Mortgage Loans, the documents or instruments setting or establishing the security interest in Collateral for Loans, together with any and all certificates of title or other evidences of ownership of the security interest.
     “Seller” has the meaning given to such term in the preamble.
     “Seller Indemnitee” has the meaning given to such term in Section 10.3.
     “Sellers” has the meaning given to such term in the preamble.
     “Senior Mortgage” means a Mortgage senior in lien or priority to the lien or priority of a Mortgage securing a Mortgage Loan.
     “Servicing Transfer Date” means a date as agreed to by the Purchaser and Sellers, but in no event (a) before the later of (i) twenty-one (21) days after receipt of a Valid Test Tape as described in Section 6.9 or (ii) fifteen (15) days after mailing of notices pursuant to Section 9.2, or (b) provided that the time period under (a) has been satisfied, after the date that is thirty (30) days after the Closing Date. This date is currently estimated to be as indicated in the Closing Statement.

     “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments to be executed and delivered by any Party in connection with the consummation of the Acquisition.
     “Unpaid Balance” means, for interest bearing Loans, the principal amount due and, for each precomputed Loan, the gross balance due less any interest rebate that would be applied to reduce the gross balance if such Loan were prepaid in full as of the date the Unpaid Balance is calculated. The Unpaid Balance shall be reduced by any unpaid fees and insurance premium refunds due to cancellation of insurance.
     “Valid Test Tape” has the meaning given to such term in Section 6.9.
     Section 1.2. Rules of Construction.
     The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.” “Or” is disjunctive, but not necessarily exclusive. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached to this Agreement shall be deemed incorporated herein by reference as if fully set forth herein. Words such as “herein,” “hereof,” “hereto,” “hereby” and “hereunder” refer to this Agreement and to the Schedules and Exhibits, taken as a whole. Except as otherwise expressly provided herein: (a) any reference in this Agreement to any agreement shall mean such agreement as amended, restated, supplemented or otherwise modified from time to time; (b) any reference in this Agreement to any law shall include all amendments to such law, corresponding provisions of any successor law and any regulations and rules promulgated pursuant to such law or such successor law; and (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. Neither the captions to Articles, Sections or subdivisions thereof shall be deemed to be a part of this Agreement.
ARTICLE II
PURCHASE AND SALE OF LOANS
     Section 2.1. Purchase and Sale.
     (a) Subject to the provisions of this Agreement and the Bill of Sale, on the Closing Date, Purchaser agrees to purchase from Sellers, and Sellers agree to sell, convey, transfer, assign, and deliver to Purchaser all of Sellers’ right, title and interest in and to (i) the Loans set forth on the Loan Purchase Schedule and all incidents of such Loans, including without limitation, all of Sellers’ interest under each and every existing policy or certificate of insurance, if any, to the extent such policy or certificate relates to any Collateral securing any Loan or as relates to the life or lives, health or unemployment of any Obligor, and all pending insurance claims; all claims filed in the future, if any, and the proceeds thereof; (ii) one or more leases of real property on which a Branch Office is located that Purchaser may elect to assume upon written notice from Purchaser to Sellers no later than fifteen (15) days prior to the Closing Date and in respect of which Sellers have delivered a written consent of the related lessor (to the extent required) and Purchaser has entered into an assignment and assumption agreement or new lease agreement (the “Assumed Leases”); and (iii) all rights, claims and causes of action of any Seller against third parties relating to the assets purchased under this Agreement, including any rights, claims and causes of action against any dealer in respect of which a Loan was used to finance the purchase of a product from such dealer. For purposes of clarification, Purchaser shall not be obligated under this Agreement to purchase any loans originated or funded after the Cut-off Date; provided, however, Purchaser may elect to purchase any such loans as provided in Section 2.5.
     The Purchaser shall be entitled to (1) all payments of principal received after the Cut-off Date, (2) all payments of interest received on the Loans after the Cut-off Date and (3) all recoveries with respect to any advances made with respect to the Loans collected after the Cutoff Date. The Unpaid Balance of each Loan as of the Cut-off Date is determined after application of payments of principal received on or before the Cut-off Date. For purposes of clarification, payments received on or before the Cut-off Date of scheduled principal and interest prepaid for a payment due date following the Cut-off Date shall be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of Sellers.
     (b) Upon execution of this Agreement, and payment of the Purchase Price by Purchaser, Sellers assign and release all servicing rights and responsibilities including without limitation, all rights to receive servicing fees and other servicing-related income and benefits, with respect to each Loan purchased under this Agreement to and for the benefit of Purchaser, as of the Closing Date. Sellers acknowledge and agree that Purchaser shall enjoy such servicing rights, all freely assignable, with no residual, contingent or other claims thereon remaining in Sellers with respect to any right of Sellers to service the Loans after the Closing Date, until only such time, if any, as Sellers repurchase any Loan from Purchaser pursuant to Section 4.2 of this Agreement, and then only as to the Loans repurchased. Purchaser hereby agrees to assume the servicing obligations of the assigned Loans at the Servicing Transfer Date. Sellers will notify the Obligor under each Loan purchased hereunder of the transfer of servicing at Sellers’ cost and in accordance with any applicable laws.
     (c) Purchaser shall, effective upon Closing, assume and agree to discharge any liability relating to the Loans and arising from acts, events or occurrences after the Closing Date (other than any liabilities arising from the acts or omissions of any Seller).
     Section 2.2. Excluded Assets.
     For purposes of clarification, Purchaser is not purchasing, and no Seller is assigning, selling or transferring, any assets of any Seller except the Loans or as otherwise specifically set forth in Section 2.1.

     Section 2.3. Assignment and Assumption of Leases.
     In the event Purchaser elects to assume any Assumed Leases pursuant to Section 2.1(a)(ii), Purchaser shall, effective upon Closing, assume and agree to discharge any liability arising after the Closing under the Assumed Leases (other than any liability arising out of or relating to any breach of such Assumed Leases that occurred prior to the Closing).
     Section 2.4. Excluded Liabilities.
     Except as otherwise specifically provided in Section 2.1(c) and Section 2.3, Purchaser shall not assume or be bound by any obligations or liabilities of any Seller of any kind or nature, known, unknown, accrued, absolute, fixed, contingent, or otherwise, whether or not existing or hereafter arising whatsoever, including, but not limited to obligations or liabilities arising, or purported by a third party to arise, from an act, event or occurrence related to the Business, the Loans or the Assumed Leases prior to Closing (the “Excluded Liabilities”).
     Section 2.5. Purchase Price.
     The aggregate purchase price payable by Purchaser to Sellers for the Loans sold hereunder shall be an amount (the “Purchase Price”) equal to one hundred and three percent (103.0%) of the aggregate Unpaid Balance as of the Cut-off Date of the Loans as set forth on the Loan Purchase Schedule, plus, for all Loans except precomputed Loans, one hundred percent (100.0%) of interest that has accrued at the Note Rate from the date interest has been paid to the Closing Date, up to a maximum of twenty-nine (29) days of such accrued interest. For purposes of clarification, in the event that Purchaser agrees to purchase any loan originated or funded by a Seller after the Cut-off Date, (a) Sellers shall provide a new Loan Purchase Schedule including such loans, (b) the Parties may agree to a subsequent Closing, and (c) this Agreement shall govern such purchase (all references in this Agreement to defined terms shall be deemed to include such loans and such purchase as if those loans were included on the initial Loan Purchase Schedule). Sellers and Purchaser shall execute a Bill of Sale and Closing Statement for each such subsequent Closing.
     Section 2.6. Payment of Purchase Price.
     At the Closing, Purchaser shall pay to Sellers the Purchase Price in immediately available funds by federal wire transfer of U.S. currency to the account or accounts designated in writing by Sellers not less than two (2) Business Days prior to the Closing Date.
     Section 2.7. Closing.
     The consummation of the Acquisition in accordance with this Agreement (the “Closing”) shall commence on such date, and at such time and place, as the Parties shall agree upon in writing (but subject to the provisions of Section 8.1 hereof). The date of the Closing is referred to as the “Closing Date.” The Parties shall deliver at the Closing such documents, certificates of officers and other instruments of transfer as are set forth in Article VII hereof and as may reasonably be required to effect the transfer by Sellers of the Loans pursuant to and as contemplated by this Agreement and to consummate the Acquisition. All events occurring at the

Closing shall be deemed to occur simultaneously (with the concurrent payment of the Purchase Price and delivery of the documents required to be delivered pursuant to Articles VI and VII).
     Section 2.8. Closing Obligations.
     In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:
     (a) Sellers shall deliver or cause to be delivered to Purchaser:
     (i) one or more bills of sale for the Loans to be purchased under this Agreement, in the form attached hereto as Exhibit 2.8(a)(i) (the “Bills of Sale”) executed by the appropriate Seller;
     (ii) for the Assumed Leases, an Assignment and Assumption of Lease in a form mutually agreed to by the Parties prior to Closing (the “Lease Assignments”) or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Purchaser and executed by the appropriate Seller, together with any written consents obtained from lessors under the Assumed Leases pursuant to Section 6.2 hereof;
     (iii) one or more assignments of the assets to be purchased pursuant to Section 2.1(a)(iii), in a form mutually agreed to by the Parties prior to Closing (the “Assignment and Assumption Agreements”) executed by the appropriate Seller;
     (iv) A Specific Power of Attorney, executed by each Seller, in the form attached hereto as Exhibit 2.8(a)(iv);
     (v) A certificate of an executive officer of each Seller, dated the Closing Date, confirming the matters set forth in Sections 7.3(a), (b) and (d); and
     (vi) A certificate of the Secretary or Assistant Secretary of each Seller, dated the Closing Date, certifying, among other things, that attached or appended to such certificate: (A) is a true and correct copy of its certificate of incorporation and bylaws or comparable charter documents, and all amendments thereto; (B) is a true copy of all corporate actions taken by such Seller, including resolutions of its board of directors or shareholders, as applicable, authorizing the consummation of the Acquisition and the execution, delivery and performance of this Agreement and each of the Transaction Documents to be delivered by it pursuant hereto; and (C) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and the other Transaction Documents to which it is a party

     (b) Purchaser shall deliver to Sellers:
     (i) the Purchase Price by wire transfer of immediately available funds to an account specified by Sellers in writing at least two (2) Business Days prior to the Closing Date;
     (ii) the Lease Assignments executed by Purchaser;
     (iii) A certificate, dated the Closing Date, of an executive officer of Purchaser confirming the matters set forth in Sections 7.2(a), (b) and (c); and
     (iv) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Purchaser certifying that attached or appended to such certificate: (A) is a true and correct copy of the certificate of incorporation and by-laws of Purchaser, and all amendments thereto; (B) is a true copy of all corporate actions taken by it, including resolutions of its board of directors, authorizing the consummation of the Acquisition and the execution, delivery and performance of this Agreement and each of the Transaction Documents to be delivered by Purchaser pursuant hereto; and (C) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and the other Transaction Documents to which Purchaser is a party.
     Section 2.9. Assumed Lease Consents.
     If the written consent of any lessor under any lease in respect of which Purchaser has provided written notice to Sellers of its intention to assume, as provided in Section 2.1(a), has not been obtained as of the Closing, the Parties may mutually agree to have Sellers continue their efforts to obtain such consent. If the Parties mutually agree to have Sellers continue their efforts to obtain the related consent, Sellers shall exercise commercially reasonable efforts to obtain such consent as quickly as practicable. Once such consent is obtained, Sellers shall promptly convey, transfer, assign and deliver the related lease to Purchaser, and Purchaser shall assume the obligations under such lease from and after assignment to Purchaser, pursuant to a Lease Assignment, whereupon such lease shall constitute an Assumed Lease under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS
     Section 3.1. Seller Representations and Warranties.
     Sellers hereby, jointly and severally, represent and warrant to Purchaser as of the date hereof as follows:
     (a) Organization and Qualification. Each Seller is a corporation or a limited liability company, as appropriate, duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on Schedule 3.1(a) attached hereto. Each Seller has all requisite corporate or limited liability company, as appropriate, power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Seller is duly qualified and licensed to do business (or in the case of licensing required for originating or purchasing loans, was so licensed at the time of origination or purchase of each Loan) and is in good standing, in each jurisdiction where the assets and properties owned, leased or operated by it or the nature of its business, including making, holding, servicing, transferring and assigning the Loans, makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that do not have a Material Adverse Effect.
     (b) Authority Relative to this Agreement. Each Seller has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to make, hold, service, transfer and assign each Loan. The execution and delivery of this Agreement and the other Transaction Documents by each Seller which is a party thereto and the consummation by such Seller of the Acquisition have been duly and validly authorized by all necessary corporate action on the part of such Seller, and no other corporate proceedings on the part of such Seller are necessary to authorize this Agreement or such other Transaction Documents or to consummate the Acquisition. This Agreement and the other Transaction Documents have been or will be duly executed and delivered by each Seller which is a party thereto and, assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes, and each other Transaction Document upon execution will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).
     (c) No Conflict. Except as set forth on Schedule 3.1(c), the execution and delivery by Sellers of this Agreement and each other Transaction Document to which any Seller is a party do not, and the performance by Sellers of their obligations hereunder and thereunder and the consummation of the Acquisition will not: (a) conflict with or violate any provision of the certificate of incorporation or bylaws of any Seller; (b) assuming that all filings and notifications described in Section 3.1(d) have been made, conflict with or violate any law or order applicable to Sellers or by which any of Sellers’ assets are, or property is, bound or affected; or (c) to the knowledge of any Seller, result in any material breach of or constitute a material default under, or require notice or consent (other than any notice to or consent of a lessor under an Assumed Lease) under, any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument to which any Seller is a party or by which any Seller’s assets or properties are bound, except, in the case of clauses (b) and (c), for any conflict, violation, breach or default that would not reasonably be expected to have a Material Adverse Effect.
     (d) Required Filings and Consents. The execution and delivery by Sellers of this Agreement and each other Transaction Document to which any Seller is a party do not, and the performance by Sellers of their respective obligations hereunder and thereunder and the consummation of the Acquisition will not, require any consent, approval, authorization or permit of, or filing by Sellers with or notification by Sellers to any Governmental Authority or other third party, except for (a) the consents, approvals, authorizations, permits and filings set forth on Schedule 3.1(d), (b) such consents, approvals, authorizations, permits and filings which, if not obtained, would not reasonably be expected to have a Material Adverse Effect, and (c) any required consents or approvals of a lessor under an Assumed Lease .
     (e) Summary Financial Information. The summary financial information (the “Financial Information”) provided on page 16 in the Confidential Offering Memorandum of Equity One dated September 2007 is true, accurate and complete.
     (f) No Finder. Except for Citigroup Global Markets, the fees and expenses of which in connection with the Acquisition shall be solely the responsibility of Sellers, no Seller has agreed to pay to any broker, finder, investment banker or any other Person a brokerage, finder’s or other fee or commission in connection with this Agreement or the Acquisition.
     (g) Accuracy of Information. Neither this Agreement nor any statement, report or other document prepared by a Seller and delivered to Purchaser relating to this Agreement, the Loans, the Assumed Leases or any Seller’s ability to perform its obligations under this Agreement, contains any untrue statement or fact or omits to state a fact or circumstance necessary to make the statements contained herein or therein accurate and not misleading.
     (h) Fair Consideration. The consideration received by Sellers upon the sale of the Mortgage Loans under this Agreement shall constitute fair consideration and reasonably equivalent value for the Loans.
     (i) Sale Treatment. Sellers have determined that the disposition of the Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.
     (j) Litigation. Except as set forth on Schedule 3.1(j), as of the date hereof, there are no claims, actions, suits or proceedings pending or, to the knowledge of Sellers, threatened, against any Seller before any Governmental Authority or arbitrator which relate to the Business, except for such claims, actions, suits or proceedings as would not reasonably be expected to have a Material Adverse Effect.
     (k) Reserved.
     (l) Reserved.
     (m) Anti-Money Laundering Law Compliance. Sellers have complied with all anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Sellers have established an anti-money laundering compliance program in compliance with the Anti-Money Laundering Laws, have conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintain, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.
     (n) Assumed Leases. Schedule 3.1(n) sets forth an accurate description (by location of property, name of lessor, name of lessee, date of lease, term expiry date, renewal terms (if any) and annual rent) of all Assumed Leases. Each Seller listed on Schedule 3.1(n) as leasing or subleasing property under an Assumed Lease has a valid and subsisting leasehold interest in the related real property, subject to the terms of the applicable Assumed Lease and subject to no encumbrances. Each of the Assumed Leases is in effect and there does not exist under any such Assumed Lease any default by the related Seller or any event which with notice or lapse of time or both would constitute a default by such Seller. Sellers have delivered to Purchaser true and complete copies of all Assumed Leases listed on Schedule 3.1(n).
     (o) Environmental Matters.
     (i) To the knowledge of Sellers, all environmental permits, licenses or approvals required under Environmental Laws for the conduct of the Business by Sellers at the Branch Offices subject to the Assumed Leases (if any) have been obtained and have not been rescinded or terminated;
     (ii) Sellers have not received any written notice, notification, demand, request for information, citation, summons or order from any Governmental Authority or any other Person alleging a violation of, or liability under, any Environmental Law with respect to the use of the Branch Offices subject to the Assumed Leases;
     (iii) To the knowledge of Sellers, there has been no Release of any Hazardous Materials at, on, under or from any of the Branch Offices subject to the Assumed Leases in amounts or under circumstances that would require remediation pursuant to or otherwise result in liability under any Environmental Law;
     (iv) There are no pending or, to the knowledge of Sellers, threatened claims, actions, suits or proceedings against any Seller by any Governmental Authorities or other Persons relating to the Branch Offices subject to the Assumed Leases, and which further relate to or arise out of any Environmental Law; and
     (v) Sellers have delivered to Purchaser copies of all environmental investigations, studies, audits, tests, or analyses in their possession relating to the Branch Offices subject to the Assumed Leases.
     (p) Employees. Set forth on Schedule 3.1(p) is a complete and accurate list of the following information for each of Sellers’ current employees: employer; name; job title; department for which he/she works; job location; full or part-time status; date of hire; date of last performance review; date of last compensation increase; bonuses paid for the year ended December 31, 2006; target bonus percentages for 2007; and current annual base salary or wage rates. Except as set forth on Schedule 3.1(p), all of such employees are employed on an “at will” basis.
     (q) Taxes. Sellers have filed or caused to be filed on a timely basis (subject to any extensions) all tax returns that are or were required to be filed prior to the Closing Date. All such tax returns filed by Sellers were true, correct and complete in all material respects. Sellers have paid, or made provision for the payment of, all taxes that have or may have become due for all periods covered by such tax returns, or pursuant to any assessment received by Sellers, except such taxes, if any, as are listed in Schedule 3.1(q) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. There are no Liens on any of the assets transferred under this Agreement that arose in connection with any failure (or alleged failure) to pay any tax, and no Seller has any knowledge of any taxing authority in the process of asserting a claim attributable to taxes which, if adversely determined, would result in any such Lien.
ARTICLE IV
REPRESENTATIONS AS TO INDIVIDUAL LOANS
     Section 4.1. Individual Loans Representations and Warranties.
     Each Seller hereby, jointly and severally, represents and warrants to the Purchaser in respect of each Loan (or, as applicable, each Mortgage Loan) that, as of the date of this Agreement and as of the related Closing Date or such other date specified herein or in the Bill of Sale:
     (a) Loan Purchase Schedule. The information contained in the Data Tape and the Loan Purchase Schedule is true, accurate and complete.
     (b) No Escrow Accounts. There are no escrow accounts relating to any Mortgage Loans.
     (c) Modifications. The terms of the Mortgage or Security Agreement and Note have not been impaired, waived, altered, or modified in any respect, except by agreement filed of record in the appropriate real property records of the county, parish or other political entity within which the Collateral is located, and the original or certified true copy of such agreement is contained in the File.
     (d) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of Sellers or the Obligor, any appraiser, any builder or any developer, or any other party involved in the solicitation, origination or servicing of the Loan or in the application for any insurance in relation to such Loan or in connection with the sale of such Loan to the Purchaser, and there are no circumstances existing with respect to the Loan which would permit the primary mortgage guaranty insurer to deny coverage under any insurance policy.

     (e) Compliance. The Loan, including without limitation the origination, servicing and transfer thereof, the Mortgage or Security Agreement, the Note and any insurance policy, certificate and coverage relating thereto, and any Seller’s activities in connection therewith, comply with all applicable federal, state and local laws, rules, regulations and ordinances including without limitation all usury, truth-in-lending, predatory lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Loan. Sellers have used reasonable origination, servicing and acquisitions procedures to ensure such regulatory compliances. No Mortgage Loan is (i) a “high cost” mortgage loan under The Home Ownership and Equity Protection Act of 1994, as amended, (ii) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 during the period between November 26, 2003 and July 7, 2004), “high risk home,” “predatory,” “abusive,” or similarly defined loan, including refinance loans, under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (iii) categorized as “high cost” or “covered” pursuant to Appendix E of Standard & Poor’s LEVELS® Glossary, as revised from time to time. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order” ) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations” ) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national” or “blocked person” for purposes of the OFAC Regulations.
     (f) Underwriting Guidelines. Each Loan was underwritten in accordance with the underwriting guidelines of the applicable Seller provided to the Purchaser, which underwriting guidelines satisfy the standards of prudent lenders of the same type of loans as the loans in the secondary market.
     (g) Hazard Insurance. With respect to each Mortgage Loan, all buildings on the Mortgaged Property are insured against loss by (a) fire, (b) hazards of extended coverage, and (c) such other hazards as are customary in the area under policies and terms that are appropriate for said buildings. To the knowledge of Sellers, all such individual insurance policies contain a standard loss payee clause naming the lender or originator of the related Loan and its successors and assigns as loss payee. Subject to applicable law, the Mortgage or Security Agreement obligates the Obligor thereunder to maintain appropriate insurance at the Obligor’s cost and expense and allows but does not obligate the Mortgagee to advance funds to procure such insurance in the event Obligor does not and to seek reimbursement therefor from the Obligor.
     (h) Title Insurance. With respect to each Mortgage Loan, the lien of the Mortgage is insured under an American Land Title Association form lenders title insurance policy (using the most current such form approved for use in the state in which the Mortgaged Property is located as of the date of origination of any particular Loan) or a commitment therefor.

     (i) Reserved.
     (j) No Release. The Mortgage or Security Agreement has not been satisfied, cancelled, rescinded or subordinated, in whole or in part. The Obligor has not been released, in whole or in part, from such Obligor’s obligations under the Note, and the Mortgaged Property or other Collateral has not been released, in whole or in part, from the lien of the Mortgage or Security Agreement.
     (k) Valid Lien. The Note and Mortgage or Security Agreement, as transferred to Purchaser, is valid, subsisting and enforceable as set forth in the Loan Purchase Schedule and the Data Tape, and the Mortgage securing each Loan or other necessary security document is valid and has been properly filed, recorded or otherwise perfected in accordance with applicable law. Such lien and Mortgaged Property are subject only to (a) the lien of current real property taxes, water and sewer rents, rates and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record acceptable to mortgage lending institutions generally which do not impair the value of the Mortgaged Property or the Loan, and (c) any Senior Mortgage of record which is noted in the title insurance policy in the case of a second lien Mortgage Loan. With respect to each Mortgage Loan, there are no liens for unpaid taxes, ground rent, water charges or sewer rents or rates affecting the Mortgaged Property which are due and payable.
     (l) Perfection of Security Interest. No instruments other than those delivered to Purchaser are required under applicable law to evidence the indebtedness represented by the Loan or to perfect the security interest in the Mortgaged Property or other Collateral.
     (m) Obligor. All parties to the Note and Mortgage or Security Agreement were the real parties in interest on the Loan and were not mere nominees or accommodation parties for any other persons and had full legal capacity to execute same. Except as set forth on the Loan Purchase Schedule, none of the Obligors is deceased, and each signature is the genuine and authentic signature of the person it purports to be.
     (n) Ownership. The applicable Seller has good and marketable title to the Loan and is the sole owner thereof and has full and unrestricted right to sell, assign and transfer the Loan, the Note, the Mortgage or Security Agreement and the File to Purchaser free and clear of any liens, encumbrances, equities, loans, pledges, charges, claims, or security interests. The applicable Seller is transferring the Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Loan, charges or security interests of any nature encumbering such Loan.
     (o) No Defenses. The Note and the Mortgage or Security Agreement are not subject to any right of rescission, set-off claim, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note and the Mortgage or Security Agreement, or the exercise of any right thereunder, render the Mortgage or Security Agreement unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense and no such right of rescission, set-off, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.
     (p) No Default. There is no default, breach, violation or event of default and/or acceleration existing under the Note or Mortgage or Security Agreement or to any Seller’s knowledge under the Senior Mortgage, if any, nor has there occurred any event which, with the passage of time or the giving of notice or both, could give rise to such default, breach, violation or event of default and/or acceleration. No Seller has waived any default, breach, violation or event of default or acceleration under the Note, Mortgage or Security Agreement or under the Senior Mortgage, if any. No Seller has received any notice of default, breach or acceleration under the Senior Mortgage, if any.
     (q) No Mechanic’s Liens. To the knowledge of Sellers, there are no mechanic’s or materialman’s liens or claims for work, labor or materials affecting the Mortgaged Property or Collateral which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage or Collateral.
     (r) Collateral. The Note is not and has not been secured by any Collateral except the Mortgaged Property or other Collateral specified in the Mortgage or Security Agreement.
     (s) Customary Provisions. The Mortgage or Security Agreement contains customary and enforceable provisions, subject to applicable law, so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property or other Collateral of the benefits of the security provided thereby. No Loan provides for negative amortization. With respect to each Mortgage Loan, there is no homestead or other exemption (other than under the Servicemembers Civil Relief Act or similar state or local laws) available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.
     (t) Dwelling Type. The Mortgaged Property is improved by either a single family residential dwelling or a two to four unit family residential dwelling, which is not a cooperative apartment.
     (u) Proceeds Disbursed. Excepting any open-ended credit Loans as set forth on the Loan Purchase Schedule, the proceeds of the Loan have been fully disbursed, there is no obligation on the part of the holder of the Note to make future advances thereunder, any and all requirements as to completion of any on-site or off-site improvements have been complied with, and any disbursement of any escrow funds has been made. All costs, fees and expenses incurred in making, closing or recording the Loan have been paid. The Obligor is not entitled to any refund of any amounts paid or due under the Note or the Mortgage or Security Agreement.
     (v) No Additional Payment Obligation. There is no obligation on the part of Sellers or any other party to make payments on account of the Loan which are in addition to those made by the Obligor.

     (w) Appraisal. With respect to each Mortgage Loan, the File contains an Appraisal on a form then currently acceptable under FNMA and FHLMC guidelines setting forth the Appraised Value of the Mortgaged Property at the time of origination of the Mortgage Loan. The Appraisal was conducted in good faith by an appraiser who meets the minimum requisite qualifications to perform such valuation in accordance with the Uniform Standards of Professional Appraisal Practices standards, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Loan. None of the Mortgage Loans are in an area identified in the Federal Register by the Flood Emergency Management Agency as having flood hazards.
     (x) Accurate Loan File; Obligor’s Credit. All information and each document contained in each File is true, complete, accurate, and correct. Sellers have no actual knowledge of any circumstances or conditions with respect to the Mortgage or Security Agreement, the Mortgaged Property or other Collateral, the Obligor or the Obligor’s credit standing that, in each Seller’s opinion, could cause the Loan to become delinquent.
     (y) Credit Report. Each credit report obtained in connection with the origination of a Loan was properly obtained from a major credit reporting agency, and was less than sixty (60) days old at the time of origination.
     (z) Additional Compensation. None of Sellers nor any stockholder, director or officer of any Seller has received any benefit, consideration or value, other than the increased business to the applicable Seller and its affiliated corporations represented by the Loan, a prepaid finance charge disclosed to the Obligor on the Loan, or insurance commissions from time to time heretofore paid, from any Obligor or anyone else in connection with the Loan.
     (aa) Governing Laws. The governing laws with respect to the origination, servicing and foreclosure of any Loans are the applicable provisions of the laws of the state in which the Obligors reside or where the Collateral is located, or the laws of the United States, and not any tribal law, and no tribal court has exclusive jurisdiction of the same.
     (bb) No Funds Advanced. Sellers have not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the Obligor, directly or indirectly, for the payment of any amount required under the Loan. All payments shown on the records relating to the Loans were made on the dates indicated on said records, and none of the credits entered on the records were gratuitous or were given for a payment made by an Affiliate, employee or agent of any Seller.
     (cc) Servicemember’s Civil Relief Act. The Obligor has not notified any Seller and no Seller has actual knowledge of any relief requested by or allowed to the Obligor under the Servicemembers Civil Relief Act of 2003, or any similar state law or regulation.

     (dd) Deed of Trust. With respect to each Mortgage Loan, in the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or in a properly recorded substitution of trustee, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
     (ee) Occupancy; Licenses. To the knowledge of Sellers, with respect to each Mortgage Loan, the Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and the use and occupancy thereof, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.
     (ff) Property Condition; Condemnation. With respect to each Mortgage Loan, to Sellers’ knowledge, the Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof resulting from the condition of the Mortgaged Property, or any form of eminent domain action.
     (gg) Bankruptcy. With respect to each Loan, no Obligor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Loan was originated.
     (hh) Broker Compensation. With respect to each Mortgage Loan, in connection with any and all Mortgage Loans that were originated by or through mortgage brokers or otherwise acquired by a Seller from a mortgage broker: (1) the broker actually provided the goods or performed the services for which compensation was paid to the broker and such compensation was reasonably related to the value of the goods provided or services performed; (2) the amount of compensation paid to the broker is reasonable in relation to the normal and customary practices generally followed by similar lenders and brokers in the industry; (3) any such compensation was fully disclosed to the Mortgagors as required by law.
     (ii) Insurance. Sellers have remitted to the appropriate insurance company all insurance premiums of any kind whatsoever for all insurance related to each Loan.
     (jj) Holdbacks. If applicable, any and all dealer reserves, holdbacks or participations have been paid, or are the responsibility of Sellers.
     (kk) Home Improvements. To the knowledge of Sellers, with respect to each Mortgage Loan, any and all home improvement goods or services to be provided or performed under the Loans have been provided in a workmanlike manner, and in accordance with applicable regulatory codes, and the voluntary home improvement standards and procedures set forth by the American Financial Services Association, including but not limited to securing a completion certificate from each Obligor certifying that the home improvement has been completed to his or her satisfaction.

     (ll) No Property Seizures. With respect to each Mortgage Loan, none of the Mortgaged Property or any other Collateral securing the Loans have been seized by a governmental agency.
     (mm) No Violation of Environmental Laws. With respect to each Mortgage Loan, to Sellers’ knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal Environmental Law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any Environmental Law, rule or regulation is an issue; and, to Sellers’ knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
     (nn) No Litigation Pending. There is no action, suit, proceeding or investigation pending, or to the knowledge of Sellers, threatened, that is related to the Loan and likely to affect adversely such Loan or the servicing of such Loan.
     (oo) Independent Vendors. Other than Equity Real Estate Solutions, LLC, an appraisal and title services company jointly owned by Equity One, Inc. and National Real Estate Information Services, LP, with respect to each Mortgage Loan, the Obligor and all parties to the transaction are independent of each Seller, title company, closing agent and appraiser and is not affiliated or related with any Seller, title company, closing agent or appraiser in any way.
     (pp) Delivery of Files. As of the Closing Date, the Files for the Loans have been or will be delivered to the Purchaser, and the File for each Loan contains all documents required to be included in the File pursuant to Section 6.14, and such documents are complete, executed as required and in compliance with applicable law.
     (qq) Subordinate Liens. With respect to each Mortgage Loan, unless otherwise provided in the attached Loan Purchase Schedule, there is no subordinate lien Mortgage Loan originated by a Seller on the Mortgaged Property.
     (rr) No Prepaid Loans. No Loan has prepaid in full.
     (ss) No Excluded Loans. No Loan is an Excluded Loan.
     Section 4.2. Remedy for Early Payment Default.
     With respect to any Loans originated within one hundred-twenty (120) days prior to the Closing Date, in the event the first scheduled monthly payment due to Purchaser after the Closing Date is not made within forty-five (45) days after the later of the Closing Date or the Servicing Transfer Date, Seller shall, upon demand by Purchaser, repurchase said Loan for the Repurchase Price. The remedy in this Section 4.2 shall be in addition to any other remedy available to Purchaser under this Agreement.

     Section 4.3. Purchase Price Protection.
     With respect to any Mortgage Loan, in the event the Obligor prepays such Mortgage Loan in full following the Cut-off Date but within the first twelve (12) months from the Closing Date, and (a) the Note does not provide for a prepayment penalty, (b) the prepayment penalty is unenforceable or (c) the prepayment penalty is insufficient to cover the cost of the premium paid by Purchaser to Sellers hereunder with respect to such Mortgage Loan, Sellers shall refund to Purchaser the portion of such premium not recovered from the prepayment penalty (the “uncovered premium”) according to the following schedule:
     (i) from the Cut-off Date through 30 days from Closing Date — 100% of uncovered premium;
     (ii) 31- 60 days from Closing Date — 11/12ths of uncovered premium;
     (iii) 61- 90 days from Closing Date — 10/12ths of uncovered premium;
     (iv) 91-120 days from Closing Date — 9/12ths of uncovered premium;
     (v) 121-150 days from Closing Date — 8/12ths of uncovered premium;
     (vi) 151-180 days from Closing Date — 7/12ths of uncovered premium;
     (vii) 181-210 days from Closing Date — 6/12ths of uncovered premium;
     (viii) 211-240 days from Closing Date — 5/12ths of uncovered premium;
     (ix) 241-270 days from Closing Date — 4/12ths of uncovered premium;
     (x) 271-300 days from Closing Date — 3/12ths of uncovered premium;
     (xi) 301-330 days from Closing Date — 2/12ths of uncovered premium; or
     (xii) 331-365 days from Closing Date — 1/12th of uncovered premium.
Notwithstanding any provision of this Section 4.3, Sellers shall have no obligation under this Section 4.3 with respect to any Mortgage Loans that prepay as a result of refinancing with Purchaser.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Section 5.1. Purchaser representations and warranties.
     Purchaser hereby represents and warrants to Sellers as of the date hereof as follows:

     (a) Organization and Qualification. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Indiana. Purchaser is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that do not have a material adverse effect on Purchaser.
     (b) Authority Relative to this Agreement. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Acquisition. The execution and delivery of this Agreement and such other Transaction Documents by Purchaser and the consummation by Purchaser of the Acquisition have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or such other Transaction Documents or to consummate the Acquisition. This Agreement and such other Transaction Documents have been or will be duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the appropriate Sellers, this Agreement constitutes, and each other Transaction Document upon execution will constitute, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).
     (c) No Conflict. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which it is a party do not, and the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the Acquisition will not: (a) conflict with or violate any provision of the certificate of incorporation or by-laws of Purchaser; (b) assuming that all filings and notifications described in Section 5.1(d) have been made, conflict with or violate any law or order applicable to Purchaser or by which Purchaser or any of its assets or properties is bound or affected; or (c) to the knowledge of Purchaser, result in any material breach of or constitute a material default under, or require notice or consent under, any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument to which Purchaser is a party or by which Purchaser’s assets or properties are bound, or result in the creation of a material Lien on any asset or property of Purchaser, except in the case of clauses (b) and (c), for any conflict, violation, breach or default that would not reasonably be expected to have a material adverse effect on Purchaser.
     (d) Required Filings and Consents. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which it is a party do not, and the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the Acquisition will not, require any consent, approval, authorization or permit of, or filing by Purchaser with or notification by Purchaser to any Governmental

Authority or other third party, except for (a) the consents, approvals, authorizations, permits and filings set forth on Schedule 5.1(d) and (b) such consents, approvals, authorizations, permits and filings which, if not obtained, would not reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement.
     (e) No Finder. Purchaser has not agreed to pay to any broker, finder, investment banker or any other Person a brokerage, finder’s or other fee or commission in connection with this Agreement or the Acquisition.
     (f) Ability to Close. Purchaser has available to it on the date hereof, and will have available to it at Closing, cash sufficient to enable it to consummate the Acquisition and to fulfill its other obligations under the Transaction Documents. Purchaser’s ability to consummate the Acquisition is not dependent or contingent on obtaining financing.
     (g) No Litigation. As of the date hereof, there is no claim, action, suit or proceeding pending or, to the knowledge of Purchaser, threatened, before any Governmental Authority or arbitrator that prohibits or restricts, or seeks to prohibit or restrict, the consummation of the Acquisition.
ARTICLE VI
ADDITIONAL COVENANTS
     Section 6.1. Conduct of Business.
     From the date hereof through the Closing Date, except as contemplated by this Agreement or as permitted in writing by Purchaser, and for actions directly related to the announcement of the transactions contemplated by this Agreement, Sellers shall conduct the operations of the Business in all material respects in the ordinary course, consistent with past practice, including, but not limited to:
     (a) originating, underwriting and servicing of loans consistent with past practice and in accordance with applicable laws; provided that Sellers may cease underwriting and originating loans as of the date that is five (5) Business Days prior to the Cut-off Date;
     (b) using best efforts to maintain the business organization, business operations and goodwill of the Business;
     (c) not permitting to occur any event, within their reasonable control, that would reasonably be expected to have a Material Adverse Effect; and
     (d) not agreeing or committing to do any act contrary to or in violation of any of the foregoing.

     Section 6.2. Consents, Filings and Authorizations; Efforts to Consummate.
     (a) As promptly as practicable after the date hereof, Purchaser and Sellers shall make all filings and submissions with Governmental Authorities as may be required for the consummation of the Acquisition in accordance with the terms of this Agreement. Purchaser and Sellers shall consult with each other prior to any such filing, and neither Purchaser, on the one hand, nor Sellers, on the other hand, shall make any such filing or submission to which the other Party or Parties, in the case of Sellers, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable laws. Sellers shall exercise commercially reasonable efforts to obtain the consents, approvals and authorizations set forth on Schedule 3.1(d), as well as, where required, the written consents of the lessors under the Assumed Leases. Notwithstanding the foregoing, in obtaining any such consents (i) except as provided in Section 6.2(b), no Party hereto shall, or shall permit any of its Affiliates to, agree to any amendment of any agreement which materially changes the terms thereof or imposes any obligation or liability on another Party hereto without the prior written consent of such other party, and (ii) except as otherwise expressly provided by this Agreement, no Party hereto shall be obligated to execute any guarantees or undertakings or otherwise incur or assume any non-de minimis expense or liability in obtaining any such consents. Subject to the terms and conditions herein, without payment or further consideration, each Party shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable: (i) to cause the conditions to the obligations of each Party to consummate the Acquisition to be satisfied as soon as reasonably practicable and (ii) under applicable laws, permits and orders, to consummate and make effective the Acquisition as soon as reasonably practicable.
     (b) In connection with Sellers’ commercially reasonable efforts to obtain, where required, the written consents of the lessors under the Assumed Leases, Sellers shall be permitted in Sellers’ discretion (but not required) to agree to certain amendments or modifications to the applicable Assumed Leases to provide for an increase in the rent or other consideration payable thereunder; provided that Sellers shall promptly reimburse Purchaser, after such amounts are paid by Purchaser, for the incremental rent expense incurred by Purchaser as a result of such amendment or modification for the period from the Closing through the expiration or earlier termination of the then remaining term of the Assumed Lease (without giving effect to any lease renewal terms that may be available under such Assumed Lease). Purchaser shall provide reasonable cooperation to Sellers in connection with obtaining consents from the required lessors (including, without limitation, by providing good faith disclosure to such lessors of Purchaser’s intentions with respect to the post-Closing operations of the leased property at issue). Notwithstanding anything to the contrary contained in this Agreement, if any required consent from a lessor shall not have been obtained at or prior to Closing, Sellers shall not be required to assign the Assumed Lease at issue to Purchaser at Closing, and Purchaser shall not be required to assume such Assumed Lease from Sellers at Closing.
     Section 6.3. Notices of Certain Events.
     Prior to the Closing Date, each Party shall promptly notify the other Parties of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition;
     (b) any material notice or other material oral or written communication from any Governmental Authority in connection with the Acquisition; or
     (c) any change that has a Material Adverse Effect, or could delay or impede the ability of such Party to perform its obligations under this Agreement and to consummate the Acquisition.
     Section 6.4. Public Announcements.
     From and after the date of this Agreement, Purchaser and Sellers agree not to make (and shall cause their Affiliates not to make) any public announcement or other disclosure concerning this Agreement or the transactions contemplated herein without obtaining the prior written consent of the other Party or Parties (in the case of Sellers) as to form, content and timing (such consent not to be unreasonably withheld except that Sellers shall have the absolute right to withhold consent to the publication or release of the Purchase Price and, if such consent is withheld, Purchaser shall not make any public announcement or disclosure thereof); provided, that the foregoing shall not restrict (a) any Party (or any Affiliate of a Party) from making any public announcement or disclosure as may be required by applicable law, or (b) Sellers from informing their respective employees and Representatives about the Acquisition, the Transaction Documents and the transactions contemplated hereby and thereby.
     Section 6.5. Access to Information; Confidentiality.
     (a) From and after the date of this Agreement until the earlier to occur of the Closing Date or the date this Agreement shall be terminated pursuant to Article VIII hereof, upon reasonable notice and subject to applicable law relating to the exchange of information and to confidentiality obligations of the Parties entered into prior to the date hereof, Sellers shall afford to Purchaser’s Representatives access during normal business hours to such properties, books, records, contracts, commitments and other information of Sellers relating to the Loans as Purchaser may reasonably request.
     (b) The Purchaser and Sellers agree they (i) shall comply with all applicable laws and regulations regarding the privacy or security of Consumer Information, (ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Information in any manner inconsistent with any applicable laws or regulations regarding the privacy or security of Consumer Information, (iii) shall not disclose Consumer Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by applicable law or, in the case of Sellers, at the specific written direction of the Purchaser, (iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Information, and (v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this section. Each party shall indemnify and defend the other party against, and shall hold the other party harmless from, any cost, expense, loss, claim or other liability that such other party may suffer as a result of or in connection with its failure to comply with or perform the obligations set forth in this section. The restrictions set forth herein shall survive indefinitely.
     (c) Purchaser acknowledges that the information provided to Purchaser and its Representatives in connection with the Acquisition and this Agreement is subject to, and Purchaser shall, and shall cause its Representatives to, fully comply with the provisions of, that certain Confidentiality Agreement among Purchaser and Sellers (the “Confidentiality Agreement”), the terms of which are incorporated herein by this reference; provided, however, that Sections 2 and 3 of the Confidentiality Agreement shall not apply to any “Confidential Information” (as defined in the Confidentiality Agreement) following the Closing Date to the extent that such Confidential Information is included in the assets acquired by Purchaser pursuant to this Agreement or in the Assumed Liabilities.
     (d) In addition to the Consumer Information, Purchaser and Sellers acknowledge that, in the course of the performance of this Agreement, certain information relating to the negotiation, existence and terms of this Agreement and the financial information of the Parties (“Confidential Information”) will be disclosed by one Party to the other Party, which Confidential Information the Parties agree shall be treated as confidential. Each Party agrees, as receiving Party, to maintain the confidentiality of the Confidential Information, including the negotiation, existence and terms of this Agreement and the financial information of the Parties and not to disclose the Confidential Information except as expressly permitted by this Agreement. Purchaser and Seller shall be permitted to disclose the Confidential Information (i) to the extent necessary to perform their respective obligations under this Agreement, to their respective accounting, legal, financial, and marketing advisors and employees, who shall likewise be bound hereby, and (ii) as required by law or by any governmental regulatory authority, provided that, to the extent practicable, they will notify the other Party prior to any such disclosure and will provide the other Party an opportunity to seek such appropriate exemptions or protective orders as may be available. Purchaser and Sellers further acknowledge that damages at law may not provide an adequate remedy for breach of this provision and that, therefore, in addition to such damages as may be available at law, the Party shall be entitled to equitable relief, including injunction, in the event of breach of this provision by the breaching Party.
     Section 6.6. Expenses.
     Except as otherwise specifically provided in this Agreement, each Party shall bear its own expenses incurred in connection with the preparation, execution and performance of the Transaction Documents and the consummation of the Acquisition, including all fees and expenses of such Party’s Representatives.
     Section 6.7. Supplements to Disclosure Schedules.
     Sellers shall until the Closing Date amend or supplement the Schedules attached to this Agreement with respect to any matter hereafter arising (or, in the case of matters for which Sellers’ disclosure obligation hereunder is limited to the knowledge of Sellers, discovered)

which, if existing (or known) as of the date of this Agreement would have been required to be set forth or described in such Schedules. No claim for breach of this Agreement may be made by Purchaser and Purchaser may not terminate this Agreement, other than pursuant to Section 8.1(d), based on any disclosure made by Sellers in any such amended or supplemented Schedule.
     Section 6.8. Cease Negotiations.
     Sellers agree that, upon execution of this Agreement until the earlier of the Closing or termination of this Agreement, (a) Sellers shall not enter into nor permit any of their Affiliates or any of their respective Representatives to offer, discuss, or negotiate with, or furnish information to any Person other than Purchaser concerning the acquisition of the Loans, and (b) Sellers shall inform Purchaser of any approach made by any Person concerning the foregoing.
     Section 6.9. Valid Test Tape.
     If requested by Purchaser, Sellers shall provide, at least twenty-one (21) days prior to the Closing Date, to Purchaser a computer tape and file layout thereof, or such other media as the Parties may agree, containing the information Purchaser may require regarding the Loans for purposes of systems testing (“Valid Test Tape”). Sellers agree to provide Purchaser with all reasonable assistance that Purchaser may request to insure that the information received by Purchaser from Sellers is adequate for such testing purposes.
     Section 6.10. Cut-off Date Loan Data.
     Sellers shall, as of the Cut-off Date, create a computer tape in the same format as the Valid Test Tape, or such other medium as the parties may agree, containing such information as set forth on Exhibit 6.10 as attached to and made part of this Agreement (the “Data Tape”). Such tape shall be provided to Purchaser by Sellers no later than two (2) business days after the Cut-off Date.
     Section 6.11. Final Loan Purchase Schedule.
     Sellers shall provide a copy of the Loan Purchase Schedule and a Closing Statement in the form of Exhibit 1.1A attached hereto at least two (2) Business Days prior to the Closing Date.
     Section 6.12. Sample Certificates Of Insurance.
     Sellers shall provide Purchaser with sample certificates of insurance for any credit insurance sold in conjunction with the Loans at least twenty-one (21) days prior to the Closing Date.
     Section 6.13. Collateral Insurance.
     Sellers shall assist Purchaser in securing loss payable clauses to be issued in favor of Purchaser with respect to all insurance covering Mortgaged Property or Collateral, and also an assignment to Purchaser of each Seller’s beneficial interest in any policy(ies) covering the life or lives and/or sickness or disability, involuntary unemployment and or insurance covering personal property of any Obligors. Sellers agree to notify the insurance carrier(s) of this Agreement and to instruct said carrier(s) to pay to Purchaser any and all funds, including unearned premiums and commissions that are refundable at the time of pay-off of a Loan and return premium claims, which are due or hereafter become due to any Seller.
     The Purchase Price shall be reduced by an amount equal to $2,000,000 ( the “Insurance Reserve”), which Insurance Reserve shall be available to Purchaser as reimbursement for any unearned premiums, commissions or other charges withheld by an insurance carrier from refund reimbursements due to Purchaser. Sellers shall instruct insurance carrier(s) not to withhold any unearned insurance commissions or other charges from refund reimbursements paid to Purchaser. Sellers shall assist Purchaser in resolving any insurance refund discrepancies between Purchaser and the insurance carrier(s). In the event that an insurance carrier does withhold any unearned premiums, commissions or other charges from refund reimbursements due to Purchaser, Purchaser may withdraw from the Insurance Reserve for payment to Purchaser such withheld amount. Purchaser shall promptly notify Sellers of any withdrawals by Purchaser from the Insurance Reserve. On the second anniversary of the Closing Date, Purchaser shall pay Sellers any outstanding balance remaining in the Insurance Reserve.
     Section 6.14. File Delivery.
     (a) Sellers shall deliver all Files to Purchaser or its designee no later than the Closing Date. Each File shall include the following documents:
     With respect of all the Loans:
     (i) Note endorsed by the applicable Seller in blank without recourse.
     (ii) Any other instruments (including intervening assignments) as reasonably requested by Purchaser as necessary to record, release, or otherwise demonstrate Purchaser’s ownership of the Mortgage or Security Agreement, including where applicable a separate assignment of rents.
     (iii) A list of all Loans on which creditor-placed property insurance covering the Mortgaged Property or other Collateral has been cancelled and, as to all other Loans, evidence (which would include Sellers’ records) of adequate hazard insurance coverage in force for at least the next sixty (60) days with respect to the Mortgaged Property or other Collateral, and of any other required insurance coverages.
     (iv) Original loan application signed by Obligor to the extent the same exists and is required by Sellers’ underwriting policies, and all credit and other information related to the Mortgaged Property or other Collateral, including credit bureau reports, which Sellers may possess concerning any Obligor.
     (v) The originals or certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

     (vi) Verification of employment and income, if applicable.
     (vii) Federal Truth-in-Lending Disclosure Statement(s), including any Notices of Right to Cancel, if required, Affiliated Business Arrangements (ABA) Disclosure and the ABA’s fee list, if any, and such other state or federally required notices or rescission forms.
     (viii) Obligor identification form provided to the applicable Seller, where permitted by law and for Mortgage Loans, Mortgagor identification form or notarized signature of Mortgagor provided to the applicable Seller.
     (ix) All documents evidencing Sellers’ security instruments and the liens created thereunder with respect to the Loans.
     (x) All filing receipts evidencing the recordation or filing in governmental filing or recording offices of financing statements and other filing instruments with respect to all Loans secured by titled vehicles, including without limitation, motor vehicles, trailers, manufactured housing, watercraft or real estate, as well as all other receipts as are contained in the Files of the Loans.
     (xi) all processing, underwriting and closing papers and records from date of origination, including, without limitation, to the extent the same exist and are required by Sellers’ policies, all ledger sheets, payment history, collection notes, insurance claim files including correspondence with respect thereto, correspondence, and current and historical computerized data files.
     (xii) A power of attorney, if applicable.
     With respect of the Mortgage Loans, the additional following documents:
     (xiii) The Mortgage, with evidence that it is being, or has been, recorded, along with an assignment of Mortgage executed by the applicable Seller in blank that evidences the transfer of all of Seller’s interest in said Mortgage. If the Mortgage is not the original, then included shall be a certification from the applicable Seller that the copy provided is a true and correct copy of the original which has been submitted for recording.
     (xiv) the Appraisal.
     (xv) A lender’s title insurance policy.
     (xvi) HUD I or HUD 1A settlement statement utilized in closing Mortgage Loans to the extent such statements are required by law.
     (xvii) All Seller RESPA forms, including Servicing Disclosure Statements and Good Faith estimates as required.

     Seller shall deliver all Files in compliance with all applicable laws, rules and regulations governing data privacy and transmission of personally identifiable information.
     (b) To the extent Sellers fail to deliver in a timely manner any document they are obligated to deliver pursuant to this Section 6.14, Sellers agree to reimburse Purchaser for all Purchaser’s costs and expenses incurred in obtaining such documents, including but not limited to reasonable attorney fees. In addition, Sellers’ failure to timely deliver such documents shall be deemed a breach of this Agreement entitling Purchaser to all remedies made available pursuant to this Agreement, including, but not limited to, indemnification pursuant to Article X of this Agreement. Notwithstanding the foregoing, to the extent that Purchaser and Sellers have entered into a bailee agreement mutually acceptable to the Parties with respect to the delivery of any File or any documents contained therein, Sellers shall not be liable for the late delivery of such File or documents pursuant to this clause (b).
     Section 6.15. RESPA.
     Sellers shall provide Purchaser with a copy of Sellers’ RESPA notice to Mortgagors regarding the transfer of servicing of the Mortgage Loans to Purchaser, to the extent such notice is required by law, by the earlier to occur of (a) the date that is two (2) Business Days prior to the mailing of such notice by Sellers or (b) the date that is seven (7) days prior to the Closing Date,. Sellers shall provide to Purchaser a copy of their Affiliated Business Arrangements (ABA) Disclosure as provided to the borrower in accordance with RESPA seven (7) days prior to the Closing Date. If the ABA discloses a title company or title insurance company, Sellers shall also supply a closing protection letter from the title insurer and a copy of the title company’s errors and omission policy within the same seven (7) day period.
     Section 6.16. Solicitation of Obligors.
     Prior to and after the Closing Date, Sellers shall not take any action or cause or allow any action to be taken by any of its employees, agents, Affiliates or by any independent contractors on any Seller’s behalf, to solicit in any manner whatsoever the Obligors on the Loans purchased hereunder to prepay or refinance any Loan; provided, however, that promotions undertaken by any Seller which are (a) directed to the general public and not specifically directed to the Obligors, or (b) promotions for non-loan products shall not constitute a breach of this paragraph. All rights and benefits relating to the solicitation of any Obligors to refinance any Loans and the attendant rights, title and interest in and to the list of such Obligors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser on the Closing Date and Sellers shall take no action to undermine these rights and benefits.
     Section 6.17. Branches and Employees.
     Upon reasonable advance notice to, and in coordination with, Sellers, Purchaser shall be permitted to visit Sellers’ Branch Office locations to inspect the premises and to conduct interviews with Sellers’ employees who are interested in potential positions with Purchaser.

Sellers shall cooperate in good faith to facilitate Purchaser’s communications with the employees of Sellers in connection with this Section and Article XI.
     Section 6.18. Commercially Reasonable Efforts.
     Each Seller shall use its respective commercially reasonable efforts to cause the conditions set forth in Sections 7.1 and 7.3 to be satisfied. Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Sections 7.1 and 7.2 to be satisfied.
     Section 6.19. Security Release.
     Sellers shall deliver to Purchaser no later than the Closing Date a security release with respect to any of the Loans that are subject to any security interest, pledge or hypothecation for the benefit of any Person, in such form as may be mutually agreeable to Purchaser, Sellers and the holder of such security interest, pledge or hypothecation.
ARTICLE VII
CONDITIONS TO CLOSING
     Section 7.1. Conditions to the Obligations of Sellers and Purchaser.
     The obligations of Sellers and Purchaser to consummate the Acquisition are subject to the satisfaction or, if permitted by applicable law, waiver, in whole or in part, of the following conditions on or prior to the Closing Date:
     (a) No Injunction. No provision of any applicable law shall be in effect and no interlocutory, appealable or final order shall have been issued that prohibits or restricts the consummation of the Acquisition.
     (b) No Proceeding. No action or proceeding shall have been instituted by any Person and remain pending or threatened in writing by any Person that challenge this Agreement or would restrain, prohibit or materially alter the transactions contemplated by this Agreement.
     Section 7.2. Conditions to Obligation of Seller.
     The obligation of Sellers to consummate the Acquisition is subject to the fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in whole or in part by Sellers:
     (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all respects when made and on and as of the Closing Date as if made at the Closing (provided, that representations and warranties which address matters only as of a certain date shall have been true and correct as of such certain date).

     (b) Performance. Purchaser shall have in all material respects performed and complied with all agreements, obligations and covenants required to be performed or complied with by it on or prior to the Closing Date.
     (c) Approvals and Consents. Purchaser shall have made all filings with and notifications of Governmental Authorities required to be made by Purchaser in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.
     (d) Purchase Price. The Purchase Price shall have been paid to Sellers by Purchaser.
     (e) Other Deliveries by Purchaser. Purchaser shall have delivered the documents and instruments required by Section 2.8(b) and a certificate of good standing from the appropriate state agency, dated as of a date near to the Closing Date, certifying that Purchaser is in good standing in its jurisdiction of organization.
     Section 7.3. Conditions to Obligation of Purchaser.
     The obligation of Purchaser to consummate the Acquisition is subject to the fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in whole or in part by Purchaser:
     (a) Accuracy of Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall have been true and correct in all respects when made and on and as of the Closing Date as if made at the Closing (provided, that representations and warranties which address matters only as of a certain date shall have been true and correct as of such certain date).
     (b) Performance. Sellers shall have in all material respects performed and complied with all agreements, obligations and covenants required to be performed or complied with by them on or prior to the Closing Date.
     (c) Regulatory Approvals. Purchaser shall have obtained all approvals from Governmental Authorities necessary for Purchaser to consummate the transactions contemplated under this Agreement and the Transaction Documents.
     (d) No Material Adverse Effect. During the period from the date of this Agreement to the Closing Date, there shall not have occurred and be continuing any Material Adverse Effect or Guarantor MAE, or any event or condition that could reasonably be expected to have a Material Adverse Effect or Guarantor MAE.
     (e) Other Deliveries by Sellers. Sellers shall have delivered the documents and instruments required by Section 2.8(a) and a certificate of good standing from the Secretary of State of the state of incorporation of each Seller, dated as of a date near to the Closing Date, certifying that such Seller is in good standing in such state.

ARTICLE VIII
TERMINATION; EFFECT OF TERMINATION
     Section 8.1. Termination of Agreement.
     This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Closing:
     (a) by mutual written consent of Sellers and Purchaser;
     (b) after March 31, 2008, by any Seller or Purchaser, if the Closing has not occurred by that date; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
     (c) by Sellers, upon written notice, if Purchaser breaches its representations, warranties, covenants or agreements such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; provided, that if the breach is curable through the exercise of Purchaser’s commercially reasonable efforts, then Sellers may not terminate this Agreement for thirty (30) days after Sellers shall have given written notice of such breach to Purchaser (so long as Purchaser continues to use commercially reasonable efforts to cure the breach during such period), it being understood that Sellers may not terminate this Agreement if Purchaser cures such breach within such thirty-day period; and provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to Sellers if Sellers’ breach of or failure to comply with their obligations under this Agreement is a principal cause of or resulted in the event giving rise to such termination right;
     (d) by Purchaser, upon written notice, if any Seller breaches its representations, warranties, covenants or agreements such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied; provided that if the breach is curable through the exercise of Sellers’ commercially reasonable efforts, then Purchaser may not terminate this Agreement for thirty (30) days after Purchaser shall have given written notice of such breach to Sellers (so long as Sellers continue to use commercially reasonable efforts to cure such breach during such period), it being understood that Purchaser may not terminate this Agreement if Sellers cure such breach within such thirty-day period; and provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to Purchaser if Purchaser’s breach of or failure to comply with its obligations under this Agreement is a principal cause of or resulted in the event giving rise to such termination right; or
     (e) by Purchaser or Sellers if there shall be any law that makes consummation of the Acquisition illegal or otherwise prohibited, or if any order of any Governmental Authority enjoining Purchaser or Sellers from consummating the Acquisition is entered and such order shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this provision shall have used all reasonable efforts to remove or vacate such order.
     Section 8.2. Effect of Termination; Right to Proceed.
     (a) In the event that this Agreement is terminated pursuant to Section 8.1, then this Agreement shall have no further force or effect, and all further obligations of the Parties shall terminate without further liability of any Party (except for obligations under Sections 6.4, 6.5(b), 6.5(c), 6.5(d), 6.6, 12.6, 12.7, 12.10, 12.12 and this Section 8.2); provided that nothing in this Section 8.2 shall relieve any Party of liability arising out of any breach of this Agreement prior to a termination hereof pursuant to Section 8.1(c) or (d).
     (b) In the event that a condition precedent to a Party’s obligation is not met, nothing contained herein shall be deemed to require any Party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Acquisition.
ARTICLE IX
POST-CLOSING COVENANTS
     Section 9.1. Interim Servicing.
     (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the actual servicing of any Loan or Loans (a) cannot be transferred from Sellers to Purchaser on the Closing Date due to the requirements governing the timing of notice of transfer of servicing under RESPA, or other applicable laws, or (b) will not be transferred from Sellers to Purchaser by agreement of the parties, then Sellers shall service such Loans as a subservicer on behalf of and for the benefit of Purchaser pursuant to the terms and conditions of this Section 9.1. Sellers shall service such Loans from and after the Cut-off Date until the Servicing Transfer Date in compliance with reasonable and customary servicing practices and procedures of prudent mortgage loan servicers that service mortgage loans similar to the Mortgage Loans and shall perform and comply with such servicing transfer instructions as are mutually agreed to by the Parties prior to the Servicing Transfer Date. Except as provided below, within two (2) business days after the Servicing Transfer Date, and weekly thereafter, Sellers shall remit to Purchaser, by wire, all amounts received by Sellers after the Cut-off Date and to and including the Servicing Transfer Date (including without limitation, monies received or held in reserve for the payment of taxes, insurance premiums or other charges in connection with the Loan, plus interest thereon), together with the following:
     (i) A summary of remittances (including the account numbers, amount of payments, amount of escrow and account reserves);
     (ii) A trial balance of Loans;
     (iii) A monthly collection report; and

     (iv) As appropriate, arrears reports, prepaid reports, reports of Loans added or removed, and reports of prepaid monthly payments and of principal prepayments.
     (b) Sellers shall promptly post any payments received between the Cut-off Date and Servicing Transfer Date and remit such payments to Purchaser no later than one (1) Business Day after the Servicing Transfer Date.
     (c) During the interim servicing period, Sellers shall take no action to compromise, renew, modify or alter the terms of a Loan or to commence any judicial or non-judicial action to collect a Loan without the prior written consent of Purchaser. Any payments or monies received or held by Sellers from or on behalf of a Obligor after the Servicing Transfer Date shall be held in trust by Sellers for the benefit of Purchaser. Any payments or monies received by Sellers from or on behalf of a Obligor after the Servicing Transfer Date shall be delivered to Purchaser within two (2) business days of Sellers’ receipt thereof.
     (d) Sellers shall, as of the Servicing Transfer Date, create a computer tape in the same format as the Valid Test Tape, or such other medium as the parties may agree, containing such information as the Purchaser may require regarding the Loans. Such tape shall be provided to Purchaser by Sellers no later than two (2) business days after the Servicing Transfer Date.
     Section 9.2. Servicing Released; RESPA Disclosures.
     (a) All Loans sold by Sellers under this Agreement shall be sold on a servicing-released basis. Except as otherwise provided in this Agreement, as of the Closing Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of such Loan shall pass to Purchaser, and Sellers shall be discharged from all liabilities arising from such servicing from and after the Closing Date. Sellers and Purchaser agree that Purchaser’s designee will be the transferee servicer for all Loans.
     (b) Each Party shall be responsible for compliance with Section 6 of RESPA and Section 3500.21 of Regulation X thereto, as amended, regarding transfer of servicing to the extent applicable to such Party, including the obligation of Purchaser to send a transferee notice and Sellers to send a transferor notice when required. For the purpose of complying with the information required by section 6 of RESPA, each Seller’s address with respect to the given Loan at issue shall be the Branch Office where such Loan was originated and serviced; each Seller’s toll-free telephone number shall be the toll-free telephone number of such Branch Office; Purchaser’s address is American General Finance, Inc., PO Box 59, Evansville, IN 47701-0059; its toll-free number is (800) 466-0617. Each Party is responsible for notifying the other in writing in the event of any change in the foregoing information.
     (c) No later than five (5) days after the Closing Date, Sellers shall send to all Obligors, via first class mail, postage prepaid, a letter, the text and format of which shall have been pre-approved by Purchaser, which shall advise Obligors that their account has been sold to Purchaser. The letter shall contain such other information as Purchaser may reasonably request. No such letter shall be sent to any Obligor or grantor who has been sent a RESPA servicing transfer disclosure by Sellers pursuant to this Section.
     Section 9.3. Tax Reporting.
     Purchaser and Seller shall be separately responsible for filing and distributing any required federal and state income tax information returns, including Form 1098, for all amounts paid to each respectively in connection with the Loans. Each shall be responsible for such filing and distribution only as to payments it posts to any Loan account. Such filing and distribution for payments received by Seller and forwarded to Purchaser for posting shall be the obligation of the Purchaser.
     Section 9.4. Removal of Unacquired Assets and Signage.
     On or before the Closing Date, Sellers shall remove from all Branch Offices subject to Assumed Leases all personal property and all signage containing, or other references to, any names, marks, logos or other indicia of any Seller or its Affiliates. Such removal shall be done in such manner as to avoid any damage to the Branch Offices and other properties to be occupied by Purchaser and any disruption of the business operations to be conducted by Purchaser after the Closing.
ARTICLE X
SURVIVAL; INDEMNIFICATION
     Section 10.1. Expiration of Representations and Warranties.
     The representations and warranties made by the Parties in this Agreement, or in any certificate or other writing delivered expressly pursuant hereto, and the rights of the Parties to seek indemnification with respect thereto, shall expire as follows:
     (a) The representations and warranties set forth in Sections 3.1(a), (b), (c), (d) and (f), 4.1(e) and (n), and 5.1(a), (b), (c), (d) and (e) shall survive indefinitely;
     (b) The representations and warranties set forth in Sections 4.1, other than those set forth in Section 4.1(e), (n) and (mm) shall expire 24 months following the Closing Date;
     (c) The representations and warranties set forth in Sections 3.1(o), (p) and (q) and 4.1(mm) shall expire upon the expiration of the applicable statute of limitations; and
     (d) All other representations and warranties of the Parties shall expire 12 months following the Closing Date.
Notwithstanding anything to the contrary set forth herein, any breach of any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise expire pursuant to this Section 10.1 until such time as the claim relating to such breach is finally resolved, if notice of the breach giving rise to such right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time of expiration.
     Section 10.2. Indemnification by Sellers.
     Subject to the limitations set forth in this Article X, Sellers shall, jointly and severally, indemnify, defend, save and hold Purchaser, Purchaser’s Affiliates and the Representatives of any of them (collectively, “Purchaser Indemnitees”) harmless from and against, and will reimburse Purchaser Indemnitees for, any and all Losses incurred by any Purchaser Indemnitee arising out of:
     (a) Any Seller’s breach of any representation or warranty contained in this Agreement or any document delivered by any Seller expressly pursuant to this Agreement and any action, suit or proceeding arising out of such breach; or
     (b) Any Seller’s breach of any covenant or agreement made by such Seller in this Agreement or any document delivered by any Seller expressly pursuant to this Agreement and any action, suit or proceeding arising out of such breach; or
     (c) The ownership or use of the Loans or the Assumed Leases or the ownership or operation of the Business, in each case arising out of or relating to any act, occurrence or event prior to the Closing (excluding those acts, occurrences and events which represent a breach by a Seller of a representation or warranty for which Purchaser is entitled to indemnification pursuant to Section 10.2(a) above); or
     (d) Any liability under the Worker Adjustment and Retraining Notification Act or any similar state or local legal requirement that may result from an “Employment Loss”, as defined by 29 U.S.C. Section 2101(a)(6), caused by any action of any Seller prior to the Closing or by Purchaser’s decision not to hire Sellers’ employees (excluding those which represent a breach by a Seller of a representation or warranty covered by Section 10.2(a) above); or
     (e) Any Employment Claims; or
     (f) Any of the Excluded Liabilities; or
     (g) Any failure on the part of any insurance carrier to pay to Purchaser any unearned premiums, commissions or other fees or charges due to Purchaser; or
     (h) Any noncompliance with any bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction in respect of the Acquisition.
Notwithstanding that any representation or warranty contained in Section 4.1 may be limited to the knowledge of Sellers, in the event that it is discovered that the circumstances with respect to a Loan are not accurately reflected in such representation or warranty disregarding the actual knowledge or lack of knowledge of Sellers, there shall be a breach of such representation or warranty for the purposes of indemnification under this Section 10.2.

     Section 10.3. Indemnification by Purchaser.
     Purchaser shall indemnify, defend, save and hold each Seller, each Seller’s Affiliates and the Representatives of any of them (collectively, “Seller Indemnitees”) harmless from and against, and will reimburse Seller Indemnitees for, any and all Losses incurred by any Seller Indemnitee arising out of:
     (a) Purchaser’s breach of any representation or warranty contained in this Agreement and any action, suit or proceeding arising out of such breach; or
     (b) Purchaser’s breach of any covenant or agreement made by Purchaser in this Agreement and any action, suit or proceeding arising out of such breach; or
     (c) The ownership or use of the Loans or the Assumed Leases, in each case after the Closing Date, except to the extent such Losses arise out of or relate to any act, occurrence or event prior to the Closing.
     Section 10.4. Notice of Claims.
     If any Purchaser Indemnitee or Seller Indemnitee (an “Indemnified Party”) believes that it has suffered or incurred any Losses for which it is entitled to indemnification under this Article X, such Indemnified Party shall so notify the Party from whom indemnification is being claimed (the “Indemnifying Party”) with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any claim is filed by or against a third party with respect to which any Indemnified Party intends to claim indemnification under this Article X, such Indemnified Party shall promptly notify the Indemnifying Party of such claim. The notice provided by the Indemnified Party to the Indemnifying Party shall describe the claim (the “Asserted Liability”) in reasonable detail and shall indicate the amount (or an estimate) of the Losses that have been or may be suffered by the Indemnified Party. The failure of an Indemnified Party to give notice required by this Section 10.4 shall not relieve the Indemnifying Party of its obligations hereunder, except and to the extent such failure shall have materially prejudiced the Indemnifying Party’s defense of, or other right available to the Indemnifying Party with respect to, the related claim.
     Section 10.5. Opportunity to Defend Third Party Claims.
     If any action is brought by a third party against any Indemnified Party, the Indemnifying Party shall be entitled: (a) to participate in such action and (b) to elect, by written notice delivered to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of notice of the Asserted Liability, to defend, compromise or settle such action. The Indemnified Party shall cooperate with respect to any such participation, defense, compromise or settlement. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of the Indemnified Party’s counsel shall be at the sole expense of the Indemnified Party unless the Indemnifying Party shall have authorized in writing employment of such counsel at the expense of the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), settle or compromise any action or consent to the entry of a judgment if such settlement, compromise or judgment does not provide for the claimant to give an unconditional release to the Indemnified Party in respect of the Asserted Liability. The Indemnifying Party shall not be liable for any settlement, compromise or consent judgment of any claim or action effected without its written consent (which shall not be unreasonably withheld or delayed). After payment of any Asserted Liability by the Indemnifying Party, the Indemnified Party, if requested by the Indemnifying Party, shall assign to the Indemnifying Party all rights the Indemnified Party may have against any applicable account debtor or other Person responsible in respect of the Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnifying Party shall not assume the defense of any claim, action, suit or proceeding (whether by failure to commence defending in the 30 day period or otherwise), the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, and the Indemnifying Party shall cooperate in such defense.
     Section 10.6. Limitation of Liability.
     After the Closing, Sellers shall be liable to the Purchaser Indemnitees for the Losses covered by Section 10.2(a) if and only if the aggregate amount of Losses suffered by the Purchaser Indemnitees for which they are entitled to indemnification pursuant to Section 10.2(a) exceeds $100,000 whereupon the Purchaser Indemnitees shall thereafter be entitled to indemnification for all such Losses on a cumulative basis (i.e., the full amount of such Losses and not just the amount of Losses in excess of $100,000). The maximum aggregate liability of Sellers to all Purchaser Indemnitees for all Losses suffered by the Purchaser Indemnitees for which they are entitled to seek indemnification under Section 10.2(a) shall be $30 million (the “Indemnity Cap”); provided, however, that Losses suffered by the Purchaser Indemnitees as a result of breaches of representations and warranties set forth in Sections 3.1(a), (b), (c), (d), (f), (o), (p) and (q) and 4.1(e), (n), (mm) and (nn) shall not be subject to the Indemnity Cap. For the avoidance of doubt, this paragraph shall not apply to Losses suffered by the Purchaser Indemnitees for which they are entitled to indemnification pursuant to Sections 10.2(b)-(h).
     Except in the event of breaches where equitable remedies, such as specific performance, may be sought, the provisions of this Article X shall be the sole and exclusive remedy available to the Seller Indemnitees and the Purchaser Indemnitees after the Closing in the event any such Person shall have a claim with respect to the matters covered by this Agreement.
     Section 10.7. Effect of Insurance and Other Sources of Reimbursement.
     Notwithstanding any provision of this Section 10.7 to the contrary, the Indemnified Party shall be entitled to recover from the Indemnifying Party any Losses for which indemnification is provided under this Article X prior to the operation of the provisions of this Section 10.7. The amount of any Losses for which indemnification is provided under this Article X shall be reduced, via reimbursement to the Indemnifying Party, by the amount of the insurance proceeds received with respect to any such Loss and any other amount, if any, (other than any tax benefit) recovered from third parties by the Indemnified Party (or its Affiliates) with respect to any such Loss. If any Indemnified Party shall have received any payment pursuant to this Article X with respect to any Loss and has or shall subsequently have received insurance proceeds or other amounts (other than any tax benefit) with respect to such Loss, then such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting the amount of the expenses incurred by it in procuring such recovery), but not in excess of the amount previously so paid by the Indemnifying Party.
     Section 10.8. No Additional Warranties.
     THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN OR IN ANY DOCUMENT DELIVERED BY ANY SELLER EXPRESSLY PURSUANT TO THIS AGREEMENT ARE THE ONLY REPRESENTATIONS OR WARRANTIES GIVEN BY THE PARTIES. PURCHASER HEREBY ACKNOWLEDGES THAT, PRIOR TO THE CLOSING DATE, IT WILL HAVE CONDUCTED OR HAD THE OPPORTUNITY TO CONDUCT ITS OWN INSPECTION AND INVESTIGATION OF THE LOANS AND ASSUMED LEASES AND, EXCEPT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLERS SET FORTH IN THIS AGREEMENT, IS PURCHASING THE LOANS AND ASSUMED LEASES WITH NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER ORAL OR WRITTEN, MADE BY ANY SELLER OR ANY AGENT OR REPRESENTATIVE OF A SELLER. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY DOCUMENT DELIVERED BY ANY SELLER EXPRESSLY PURSUANT TO THIS AGREEMENT, SELLERS HAVE NOT MADE AND DO NOT HEREBY MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER REGARDING THE FITNESS FOR PARTICULAR PURPOSE, QUALITY OR MERCHANTABILITY OF THE LOANS AND ASSUMED LEASES OR ANY PORTION THEREOF.
     Section 10.9. Other Information.
     In connection with Purchaser’s investigation of the Business, Purchaser may have received from or on behalf of Sellers certain projections, including projected statements of operating revenues and income from operations of the Business. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Purchaser shall have no claim against Sellers or their Affiliates or Representatives with respect thereto. Accordingly, Sellers make no representation or warranty with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).
ARTICLE XI
EMPLOYEES
     Section 11.1. Consideration of Employees for Employment.
     Purchaser will use its best efforts to hire as many of Seller’s current employees who have expressed an interest in future employment with Purchaser as Purchaser’s business needs may require, subject to its standard hiring practices. Sellers will provide Purchaser with reasonable access to its branches, employees and records for this purpose. Effective as of the next Business Day after the Closing Date (the “Hire Date”), Purchaser will offer employment to such employees of Sellers that Purchaser determines are qualified and can be employed where Purchaser has a need for additional employees (the “New Employees”). The employment of the New Employees will be subject to all of Purchaser’s practices and policies, including its policy of employment-at-will.
     Section 11.2. Salary and Benefits.
     Purchaser will employ the New Employees at a base salary customary for new employees with similar prior experience at the applicable location, as determined in its sole discretion. Purchaser also will provide the New Employees with the employee benefits and other terms and conditions generally provided to other new employees of Purchaser with similar responsibilities and levels of experience, subject to the terms and conditions of the plans and policies, including applicable waiting periods (provided, that with respect to medical benefits, such waiting periods shall not exceed a period ending the first day after the pay period following 31 days after the Hire Date). The New Employees will be considered to be new hires with Purchaser as of the Hire Date for purposes of all benefits and other terms and conditions of employment. Notwithstanding the foregoing, Purchaser will credit the New Employees for length of service with the applicable Seller for purposes of determining the number of annual vacation/discretionary days they shall be entitled to receive pursuant to Purchaser’s vacation policy. New Employees will not be credited (or paid) for any unused vacation days based on their employment with Sellers. Purchaser will not have any responsibility or liability for any obligations pursuant to or in connection with any welfare, medical, insurance, disability, pension, profit sharing, severance, incentive or other employee benefit plan or practice of Sellers. Sellers shall pay the cost of continuing any medical insurance coverage pursuant to federal COBRA laws for any New Employee who is eligible for coverage under such laws until the end of the waiting period for the New Employee to participate in Purchaser’s medical plan.
     Section 11.3. No Assumption of Duties or Liabilities.
     Sellers acknowledge that Purchaser will not be considered to be a “successor employer” of the Sellers for any purposes whatsoever. Sellers and Purchaser agree that Purchaser is not assuming responsibility or liability for any of Sellers’ benefit plans or employment practices. Sellers will be responsible for applicable “COBRA” continuation coverage for its employees (whether or not hired by the Purchaser), as well as severance due to employees (if any) pursuant to Sellers’ policies. Sellers also will be responsible for compliance with any “plant closing” or “mass layoff” laws, if applicable. Sellers make no representation as to whether any such employee will accept employment with Purchaser.
     Section 11.4. Employment Claims.
     Purchaser will not have any liability or obligation for any claims arising as result of any actions or omissions taken or made by Sellers with respect to their employees, including but not limited to discrimination claims, contract claims, claims for benefits and any other claims relating to such employees’ employment with Sellers or the termination of such employment

(“Employment Claims”). In the event that any of Sellers’ employees (whether or not hired by Purchaser) brings an Employment Claim against Purchaser, Sellers shall indemnify Purchaser for any Employment Claims as provided in Section 10.2.
     Section 11.5. Seller Employee Retention.
     Promptly upon execution of this Agreement, Sellers shall undertake and implement certain employee retention measures set forth in Schedule 11.5 attached hereto for the Sellers’ employees and/or positions identified on Schedule 11.5. Any such employee retention measures for New Employees shall terminate at Closing, and Sellers shall not offer or grant any such employee retention measures to New Employees that are effective after the Closing.
     Section 11.6. Non-solicitation of Employees.
     Prior to and for a period of two (2) years after the Closing Date, no Seller shall take any action or cause or allow any action to be taken by any of its employees, agents, Affiliates or by any independent contractors on any Seller’s behalf, to solicit in any manner whatsoever any persons who are New Employees to contract for employment with, or provision of personal services to, any Seller after the Closing Date; provided, however, that Sellers may undertake promotions which are directed to the general public and not specifically directed to the New Employees.
ARTICLE XII
GENERAL
     Section 12.1. Joint and Several Sellers.
     Sellers shall be jointly and severally liable for all representations, warranties and covenants set forth herein, including, without limitation, the obligation to repurchase Loans pursuant to Section 4.2 and all other indemnities and other payment obligations set forth herein.
     Section 12.2. Notices.
     All notices, requests, claims, demands or other communications that are required or may be given pursuant to the terms of this Agreement or the other Transaction Documents shall be in writing and shall be deemed to have been duly given: (a) when delivered, if delivered by hand; (b) one Business Day after transmittal, if transmitted by a nationally-recognized overnight courier service; (c) when sent by facsimile transmission, if sent by facsimile transmission which is confirmed; or (d) three (3) Business Days after mailing, if mailed by registered or certified mail (return receipt requested), in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.2):

(a)	IF TO SELLERS:	Equity One, Inc.
c/o Popular Financial Holdings, Inc.
301 Lippincott Drive
Marlton, NJ 08053
Attn: Greg Fisher

	With a copy to:	Popular, Inc.
P.O. Box 36708
San Juan, PR 00936-2708
Attn: Brunilda Santos de Alvarez

	With an additional copy to:	Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Facsimile: (215) 564-8120
Attn: David H. Joseph, Esquire

(b)	IF TO PURCHASER:	American General Finance, Inc.
601 N.W. Second Street
Evansville, IN 47708
Attn: Senior Vice President of Corporate
Development and Acquisitions

	With a copy to:	American General Finance, Inc.
601 N.W. Second Street
Evansville, IN 47708
Attn: General Counsel
     Section 12.3. Severability.
     If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.
     Section 12.4. Assignment; Binding Effect.
     The Purchaser shall have the right, without the consent of Sellers, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Loans to any subsidiary of Purchaser, and designate any Person to exercise any rights of the Purchaser hereunder, by executing an assignment agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Loans; provided, however, that Purchaser shall at all times remain liable for performance of this Agreement irrespective of any such assignment, delegation or designation. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

     Section 12.5. Exhibits and Schedules.
     All Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Notwithstanding any provision to the contrary in this Agreement, the disclosures made by a Party in any Schedule to this Agreement shall apply (notwithstanding the absence of any express cross-reference) with the same force and effect to each other Section hereof to which it is reasonably apparent that such disclosures should apply. The inclusion of any item on any Schedule attached hereto shall not constitute an admission that such item is material or that a violation, right of termination, default, liability or other obligation of any kind exists with respect to such item, but rather is intended only to qualify certain representations and warranties in this Agreement and to set forth other information required by the Agreement. The Schedules attached hereto are qualified in their entirety by reference to specific provisions of this Agreement. Summaries of, or references to, actual documents and other materials in the Schedules are qualified in their entirety by the full text of such documents. Except as expressly set forth on the attached Schedules, the definitions contained in the Agreement are incorporated into the Schedules by reference.
     Section 12.6. Governing Law; Submission to Jurisdiction.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HEREBY (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (B) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS AND AGREES NOT TO COMMENCE ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT IN SUCH COURTS; (C) IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH COURTS AND IRREVOCABLY AND UNCONDITIONALLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
     Section 12.7. Waiver of Jury Trial.
     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
     Section 12.8. Interpretation.
     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
     Section 12.9. Counterparts.
     This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     Section 12.10. Entire Agreement.
     This Agreement (including the Schedules and Exhibits attached hereto) and the other Transaction Documents executed in connection with the consummation of the Acquisition contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto, other than the Confidentiality Agreement.
     Section 12.11. Waivers and Amendments.
     This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by all Parties. The provisions hereof may be waived only in writing signed by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
     Section 12.12. No Third Party Beneficiaries.
     Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of the Business.

     Section 12.13. Further Assurances.
     The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby and each Party shall provide (at the requesting party’s cost and expense, except as provided in the next sentence) such further information, documents or instruments required by the requesting party as may be reasonably necessary or desirable to effect the purposes of this Agreement and carry out its provisions, both before and after Closing. Without limiting the generality of the foregoing, Sellers from time to time after the Closing at the request of Purchaser and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably require to more effectively transfer and assign to, and vest in, Purchaser each of the Loans and the Assumed Leases.
     Section 12.14. Guaranty.
     The Guarantor hereby irrevocably and unconditionally guarantees the prompt and full discharge by each Seller of each Seller’s covenants, agreements and obligations contained in this Agreement, in accordance with the terms hereof. The Guarantor acknowledges and agrees that, with respect to all obligations of one or more Sellers to pay money, such guarantee shall be a guarantee of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against any such Sellers. If one or more Sellers shall default in the due and punctual performance of any of its or their obligations hereunder, including the full and timely payment of any amount due and payable pursuant to any of its or their obligations hereunder, the Guarantor will forthwith perform or cause to be performed such obligations and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.
[Signature Page Follows]

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
AMERICAN GENERAL FINANCE, INC.

By:	/s/ Frederick Geissinger
Name:	Frederick Geissinger
Title:	CEO

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
EQUITY ONE, INC. (DE)

By:	/s/ Gregory S. Fisher
Name:	Gregory S. Fisher
Title:	President

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
EQUITY ONE, INC. (MN)

By:	/s/ Gregory S. Fisher
Name:	Gregory S. Fisher
Title:	President

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
EQUITY ONE CONSUMER LOAN COMPANY, INC.

By:	/s/ Gregory S. Fisher
Name:	Gregory S. Fisher
Title:	President

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
EQUITY ONE, INCORPORATED

By:	/s/ Gregory S. Fisher
Name:	Gregory S. Fisher
Title:	President

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
POPULAR FINANCIAL SERVICES, LLC

By:	/s/ Gregory S. Fisher
Name:	Gregory S. Fisher
Title:	President

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
EQUITY ONE CONSUMER FUNDING, LLC

By:	/s/ Gregory S. Fisher
Name:	Gregory S. Fisher
Title:	President

Execution
     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
WITH RESPECT TO SECTION 12.14 ONLY:
POPULAR, INC.

By:	/s/ Richard L. Carrión
Name:	Richard L. Carrión
Title:	Chairman, President and CEO

EXHIBIT 1.1A
CLOSING STATEMENT
Seller:                                         [ •]
Purchaser: American General Finance, Inc.

1.	Unpaid Balance of Loans as of the Cut Off Date of:	$	[ • ]

2.	Times purchase price percentage	$	[ • ]

3.	Accrued but Unpaid Interest	$	[ •]

4.	Purchase Price (2 plus 3)	$	[ • ]

5.	Less Unpaid Fees and Insurance Premium Refunds	$	[ • ]

6.	Less the Insurance Reserve	$	[ • ]

7.	Less Escrow, if any	$	[ • ]

8.	Total Wire (4 minus 5)	$	[ • ]
The Closing Date shall be:
The Servicing Transfer Date is estimated to be:
The undersigned hereby accept and confirm this Closing Statement on behalf of Seller and Purchaser, respectively, this [ • ] day of [ • ], 20                    .

Seller: [ • ]	Purchaser: American General Finance, Inc.

By:	By:
Name:	Name:
Its:	Its:

Exh. 1.1A – 1

EXHIBIT 2.8(a)(i)
BILL OF SALE
     THIS BILL OF SALE made this                      , 20                      by                      , (hereinafter “Seller”) to American General Finance, Inc., (hereinafter “Purchaser”).
     IN CONSIDERATION of the sum shown below as “Purchase Price”, the receipt of which is hereby acknowledged, Seller assigns, transfers and conveys to Purchaser, without recourse but pursuant to a certain Asset Purchase Agreement dated                       , 20___(hereinafter “the Agreement”) all of Seller’s right, title and interest in each and every Loan listed on the attached Schedule A, together with all monies due or to become due under said Loans. The terms and conditions of the Agreement shall apply to, govern and be a part of this Bill of Sale.
PURCHASE PRICE: $
     IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the date first above written.
                                [ • ]                      (Seller)

Witness:	By:
Name:
Title:

Exh. 2.8(a)(i) – 1

SCHEDULE A
TO
BILL OF SALE
Exh. 2.8(a)(i) – 2

     EXHIBIT 2.8(a)(iv)
     SPECIFIC POWER OF ATTORNEY
The Seller hereby irrevocably designates and appoints Purchaser and its successors and assigns as the Seller’s true and lawful agent and attorney-in-fact with full power of substitution and with the power and authority:
     (i) to endorse and deliver, negotiate or otherwise transfer to itself or any other person any promissory notes relating to Loans; and
     (ii) to prepare, complete, execute, deliver and record any assignment, transfer or release to itself, to any investor in Loans ( an “Investor”) or any other person of any assignments of mortgages, deeds of trust, deeds to secure debt and other mortgage instruments of all kinds and descriptions (“Mortgages”) and any security agreement, Collateral assignment or other security instrument of any kind, securing any Loan, any insurance contract, claim, right or interest relating to it or any indemnity or suretyship contract relating to it, or any of its documents related to the Loan; and
     (iii) to cancel any endorsement or assignment previously made by or on behalf of the Seller to any person or in blank, on or in respect of any Loan, any promissory note evidencing it or any of its other documents related to the Loan; and
     (iv) to endorse and deliver to any person any order, check, instrument or other document or paper received or obtained by Purchaser that represents payment in respect of any Loan,
     (v) to commence, prosecute, settle, discontinue, defend or otherwise dispose of any claim relating to any Loan; and
     (vi) to execute and deliver any and all other papers as Purchaser or its substitutes shall deem necessary, appropriate or incidental to the administration and execution of any of the covenants, agreements or transactions provided for in or contemplated by the Asset Purchase Agreement dated                      between the Seller and Purchaser, as it may have been or may hereafter be supplemented, amended or restated (the “Asset Purchase Agreement”) to which reference is hereby made; and
     (vii) to sign the Seller’s name wherever Purchaser shall deem it necessary, appropriate or desirable to effect performance of the Asset Purchase Agreement, any related documents or any act authorized hereby;
for all purposes in the Seller’s name, place and stead and at any time and from time-to-time, in each instance acting by and through any person who is at the time an officer of Purchaser or its substitute and any such act by Purchaser, its successors, substitutes or assigns, shall have the same force and effect as if done by the Seller itself pursuant to a duly adopted resolution of its
Exh. 2.8(a)(iv) – 1

then-incumbent board of directors. (Notwithstanding the reference in the preceding sentence to the Asset Purchase Agreement, no Investor or other person or entity dealing with Purchaser shall be required to look beyond this Specific Power of Attorney itself or shall be charged with knowledge of the provisions of the Asset Purchase Agreement or any other instrument, but instead may rely upon, and shall be fully protected by the Seller in relying upon, this Specific Power of Attorney and Purchaser’s authority as set forth herein or reasonably inferable wherefrom as incidental to the authority expressly stated herein.) This power is coupled with an interest and shall remain in force for so long as the Seller has or may have any unperformed obligation to Purchaser, its successors or assigns, under or in respect of the Asset Purchase Agreement, and shall be irrevocable during that time.
This Specific Power of Attorney is expressly limited to the purposes set forth above, shall not be interpreted as a general power of attorney, and shall have no force or effect except as to matters pertaining to the Asset Purchase Agreement, although it shall be broadly construed as to those matters.

Seller Name:

By:
Name:
Title:
Date:

State of	)

	)	ss:
County of	)

This instrument was acknowledged before me on this                       day of                      , 200___by                                                                  as (title)                                                                  of (Seller name)                                                                .

(Signature of notarial officer)
(Seal, if any)

Title
My Commission Expires:
Exh. 2.8(a)(iv) – 2

EXHIBIT 6.10
DATA TAPE
The following information is required to be included for each of the Loans:
Account Number
Property Street Address (may not be available in some instances)
Property City (may not be available in some instances)
Property State (may not be available in some instances)
Property Zip (may not be available in some instances)
State of Origination
Borrower Name
Borrower SSN
Mailing Street Address – if Different
Mailing City
Mailing State
Mailing Zip
Co-Borrower Name
Co-Borrower SSN
Loan Inst Type – (Arm, Fixed, Balloon)
Property Type
Interest Method (from Date of Payment, Amortized, Precomputed)
Borrower Gender
Borrower Marital Status
Borrower Home Phone
Borrower Work Phone
Borrower Employer
Self Employment Flag (Y/N)
Co-Borrower Gender
Co-Borrower Marital Status
Co-Borrower Home Phone
Co-Borrower Work Phone
Co-Borrower Employer
Number of Dependents
Loan Type
Lien Position
Original Loan Amount
Interest Rate
Term of Loan
Interest Paid to Date
Closing Date
1st Payment Date
P&I Payment
PITI Payment
Per Diem Interest Amount
Dollar Amount of Accrued Interest
Exh. 6.10 – 1

Number of Days of Accrued Interest
Last Paid Date
Late Charges (Y/N)
Grace Days
Late Charge %
Unpaid Principal Balance
Next Payment Due Date
Appraised Value
Date of Appraisal (may not be available in some instances)
Occupancy Status
Section 32 (Y/N)
Credit Grade
Original Fico Score
Date of Original Fico Score
Refreshed Fico Score, if any
Date of Refreshed Fico Score
APR
LTV
CLTV
Debt to Income Ratio
Maturity Date
Purchase or Refi (P/R)
Purchase Price of Property, if Purchase Money
Income Verification Document Type (Full, Lite, Stated, etc.)
Property Type (SFR, Condo, Pud, Townhouse, Manufactured, etc.)
Purchase Ratio
Balloon Flag (Y/N)
Balloon Date
Balloon Amortization Term
Total of Payments
Balloon Payment Amount
NSF Charge (Y/N)
Prepayment Penalty Charge (Y/N) (may not be available in some instances)
Appraisal Company Name (may not be available in some instances)
Amount of Required Installment Payment
Warehouse Lender
Name of Lender that Originated Loan
Hazard Insurance
>Expiration Date
Escrow
> Tax County Name
> Tax City
> Tax State
> Payment Amount City Taxes
Exh. 6.10 – 2

> Month City Taxes Due
> Payment Amount County Taxes
> Month County Taxes Due
> Payment Amount School Taxes
> Month School Taxes Due
> Monthly Escrow Payment
> Escrow Balance
> Tax Parcel Number
> Tax Payee Names
> Last Escrow Analysis Date
> Escrow Advance Balance
PMI
> PMI Flag (Y/N)
> Vendor Name
> Address
> Phone #
> PMI Policy #
> PMI Payment Amount
> PMI Mid Point Date
ARMS
> original index value
> original interest rate
> original PI payment
> 1st rate adjustment date
> next rate effective date
> 1st PI adjustment date
> next PI adjustment date
> margin
> rounding type (none, up, down, nearest)
> rounding factor (eighth, quarter)
> initial maximum rate increase per change
> initial maximum rate decrease per change
> initial minimum rate increase per change
> initial minimum rate decrease per change
> initial maximum rate increase life of loan
> initial maximum rate increase amount
> initial maximum rate decrease life of loan
> initial maximum rate decrease amount
> change effective date (to change minimums and maximums)
> change maximum rate increase per change
> change maximum rate decrease per change
> change minimum rate increase per change
> change minimum rate decrease per change
> change maximum rate increase life of loan
Exh. 6.10 – 3

> change maximum rate increase amount
> change maximum rate decrease life of loan
> change maximum rate decrease amount
Non Hazard Insurance
> Insurance Company
> InsuranceType (i.e. F=flood, W=wind, E=earthquake)
> Policy Number
> Premium Amount
> Premium Due Date
> Policy Expiration date
> Amount of Coverage
MERS Loan Status
MERs Indicator (Y/N)
Originator’s Name
MOM Loan Indicator
MERS MIN NUMBER
MERS REGISTRATION DATE
MERS REGISTRATION FLAG CODE
If Not MERs
Has Loan been assigned to Seller (Y/N)
Subordinate Lien Mortgage Loan Originated by Seller
> Date Originated
> Account Number
> Simultaneous Closing (Y/N)
> Subordination Agreement (Y/N)
> Subordinate Loan Term
> Subordinate Loan Amount Financed
> Subordinate Loan Payment Amount
> CLTV exceeds 100% (Y/N)
Exh. 6.10 – 4

SCHEDULES TO
ASSET PURCHASE AGREEMENT
by and among
AMERICAN GENERAL FINANCE, INC.
as Purchaser, and
EQUITY ONE, INC. (DE)
EQUITY ONE, INC. (MN)
EQUITY ONE, INCORPORATED
EQUITY ONE CONSUMER LOAN COMPANY, INC.
POPULAR FINANCIAL SERVICES, LLC
EQUITY ONE CONSUMER FUNDING, LLC
as Sellers, and
POPULAR, INC.
(for purposes of Section 12.14 only)

Schedule 3.1(a)

Seller	Jurisdiction of Organization

Equity One, Inc.	Delaware

Equity One, Inc.	Minnesota

Equity One, Incorporated	Pennsylvania

Equity One Consumer Loan Company, Inc.	New Hampshire

Popular Financial Services, LLC	Delaware

Equity One Consumer Funding, LLC	Delaware

Schedule 3.1(c)
None

Schedule 3.1(d)
None

Schedule 3.1(j)
None

Schedule 3.1(n)
[to be completed no later than 15 days prior to the Closing Date]

Schedule 3.1(p)

Schedule 3.1(q)
None

Schedule 5.1(d)
Purchaser may obtain consents, approvals, authorizations or permits of, make filings with, or provide notifications to Governmental Authorities, as required, in those locations in which Purchaser acquires Loans or Assumed Leases or hires New Employees and in which Purchaser does not currently maintain a business presence.

Schedule 11.5
Sellers shall pay the retention dollars set forth on Schedule 3.1(p) to the individuals indicated on such Schedule 3.1(p).